UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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2020 PROXY STATEMENT

PSEG
empowering
people
powering life

POWERING PROGRESS

NOTICE OF ANNUAL MEETING
April 21, 2020 – 1 p.m. ET
Newark, NJ

PSEG

RECENT AWARDS & RECOGNITION

2019

Sept. — Dow Jones Sustainability North America Index, 12th consecutive year
Dow Jones

Oct. — Top Quartile in the CPA-Zicklin Index of Corporate Political Disclosure and Accountability
CPA-Zicklin

Nov. — ReliabilityOne™ Award Outstanding Reliability Performance in Mid-Atlantic Region, 18th consecutive year
PA Consulting

Nov. — Top Innovator, Customer Service Category
Public Utilities Fortnightly

Nov. — One of America's Most JUST Companies
Forbes and JUST Capital

Nov. — New Jersey "We Value Our Veterans" Award
New Jersey Department of Military and Veterans Affairs

2020

Jan. — One of America's Best Employers for Diversity
Forbes

Jan. — 2020 Public Company Board of the Year
National Association of Corporate Directors, New Jersey Chapter

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT OF PSEG

DATE	At the Annual Meeting, you will be asked to:

April 21, 2020 at 1:00 P.M.	1. Elect ten members of the Board of Directors (Board) to hold office until the Annual Meeting of Stockholders in 2021, or until each director’s respective successor is elected and qualified;

2. Approve on an advisory basis, our executive compensation;

LOCATION	3. Ratify the appointment of Deloitte & Touche LLP (Deloitte) as independent auditor for 2020; and

Newark Museum 49 Washington Street Newark, NJ 07102	4. Transact any other business that is properly presented at the meeting. By order of the Board of Directors,

Scan this QR code to access the 2020 PSEG Proxy Statement and 2019 Annual Report on your mobile device

RECORD DATE

Stockholders entitled to vote at the Annual Meeting are the holders of common stock of record on February 21, 2020

Michael K. Hyun Secretary March 16, 2020

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY. YOU MAY ALSO VOTE VIA THE INTERNET OR BY TELEPHONE. PLEASE USE THE INTERNET ADDRESS OR TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

IF YOU HAVE MULTIPLE ACCOUNTS, YOU MAY RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM AND RELATED MATERIALS. PLEASE VOTE EACH PROXY CARD AND VOTING INSTRUCTION FORM THAT YOU RECEIVE. THANK YOU FOR VOTING.

For shares held by a bank or broker, including those in the various stockholder and employee plans that we offer, please follow the voting instructions from your bank, broker or plan administrator. For more information, see pages 67-71.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 21, 2020 (Annual Meeting). The Proxy Statement and Annual Report to Stockholders are available at www.ezodproxy.com/pseg/2020/ar.

The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March 16, 2020.

Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) is distributing this Proxy Statement to solicit proxies in connection with our 2020 Annual Meeting of Stockholders.

Future Electronic Delivery

You can help us and the environment by choosing to receive future proxy statements and related documents such as the Annual Report and Form 10-K by electronic delivery. You may sign up for future electronic delivery at the website below, depending on the nature of your ownership. Please note that these are not the same sites to use for voting. For further information about how to vote, see the Notice of Annual Meeting of Stockholders and page 67.

•   If you are a stockholder of record, please go to www.proxyconsent.com/peg.

•   For shares held in Employee Benefit Plans, please go to www.proxyconsent.com/peg.

•   If your shares are held by a bank or broker, please go to https://enroll.icsdelivery.com/peg.

PSEG 2020 Proxy Statement    i

Forward-Looking Statements

The statements contained in this Proxy Statement that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC) and available on our website: https://investor.pseg.com/financial-information/sec-filings. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this Proxy Statement apply only as of the date hereof. We specifically disclaim any obligation to update these forward-looking statements unless required by applicable securities laws. Information on our website should not be deemed incorporated into, or as a part of, this report.

ii    PSEG 2020 Proxy Statement

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

At the Annual Meeting, you will be asked to vote on the following three proposals. It is our recommendation that you vote in favor of all three.

Proposal	Board Recommendation	Page Reference
1. **Election of Directors**	***FOR***	***6***
2. **Advisory Vote on the Approval of Executive Compensation**	***FOR***	***31***
3. **Ratification of the Appointment of Deloitte as Independent Auditor for 2020**	***FOR***	***64***

Ensuring that our Board has the optimal balance of skills, viewpoints, perspectives and experiences is a top priority of the Board and the Corporate Governance Committee. The nominees you are being asked to vote for are a diverse group of highly qualified leaders with a broad range of business, industry, academic and public service experience. Our Board nominees also reflect our commitment to diversity.

In 2019, Laura A. Sugg, retired President, Australasia Division of ConocoPhillips Corporation and John P. Surma, retired Chairman and CEO of United States Steel Corporation, joined our Board. In 2020, Scott G. Stephenson, Chairman and CEO of Verisk Analytics Inc., joined our Board.

For additional information about the diversity, experience, skills and qualifications of each individual nominee, please see the charts on page 2 and pages 6-7 and biographical data on pages 9-13.

WHAT'S NEW?

This year we have expanded our discussion of PSEG's sustainability (see page 23), human capital management (see page 21) and risk management practices (see page 20). We believe that a deeper understanding of our approach to these issues will assist you in your consideration of our voting proposals.

We also want to highlight the following items that are new to our Proxy Statement:

- Announced vision of net-zero carbon emissions by 2050, see page 24.
- Climate Report to be published in 2020, see page 24.
- Sale of coal-fired assets, see page 24.
- Board refreshment through the addition of three new directors in 2019 and 2020, see "Board Refreshment and Tenure" on page 7.
- Progress toward our sustainability goals, see page 24.
- Improved and expanded director education program, see page 15.

PSEG 2020 Proxy Statement 1

Proxy Statement Summary

OUR DIRECTOR NOMINEES

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
Ralph Izzo	62	2006	Chairman of the Board, President and CEO of PSEG		E (Chair)
Shirley Ann Jackson	73	2001	President of Rensselaer Polytechnic Institute	•	CG, E, FG, NG, O
Willie A. Deese	64	2016	Retired Executive Vice President of Merck & Co. Inc.	•	A, CG, O
David Lilley	73	2009	Retired Chairman of the Board, President and CEO of Cytec Industries	•	A, F, O (Chair)
Barry H. Ostrowsky	69	2018	President and CEO of RWJBarnabas Health, Inc.	•	A, F, O
Scott G. Stephenson	62	2020	Chairman of the Board, President and CEO, Verisk Analytics, Inc.	•	F, FG, NG
Laura A. Sugg	59	2019	Retired President - Australasia Division of ConocoPhillips Corporation	•	CG, FG, NG
John P. Surma	65	2019	Retired Chairman and CEO, United States Steel Corporation	•	CG, FG, NG, O
Susan Tomasky	67	2012	Retired President – AEP Transmission of American Electric Power Corporation	•	A (Chair), CG, O
Alfred W. Zollar	65	2012	Retired General Manager – Tivoli Software Division of IBM Corporation	•	A, F (Chair), FG, NG

A=Audit CG=Corporate Governance E=Executive F=Finance FG=Fossil Generation NG=Nuclear Generation O=Organization and Compensation

GOVERNANCE HIGHLIGHTS

PSEG is committed to strong corporate governance practices, as we recognize that they contribute to long-term stockholder value. For additional information on our corporate governance, see the section under Proposal 1: Election of Directors beginning on page 6.

Board Tenure

3 Directors
10+ years
2 Directors
5–9 years
Average
Tenure
6.8 years
5 Directors
0–4 years

Diversity of Our Board

50%
Diversity
3 Directors
Ethnically Diverse
3 Directors
Women

Independence of our Board Members

9 of 10
are
independent
(all but CEO)

Key Governance Practices

- Annual election of all directors
- Majority voting for directors with a director resignation policy
- Stockholders' right to call special meetings
- Proxy access
- No poison pill
- Independent board (all but CEO)
- Strong independent Lead Director with clear duties
- Regular executive sessions of independent directors
- Regular engagement with investors
- Board oversight of sustainability and climate change
- Diverse skills, qualifications, gender and ethnicity of directors, with more than 50% diverse
- Robust stock ownership requirements for directors and executives
- Succession planning for CEO and key executives
- Annual disclosure of political participation and contribution

2 PSEG 2020 Proxy Statement

Proxy Statement Summary

2019 PERFORMANCE SNAPSHOT

The charts below compare the relative contributions to earnings of Public Service Electric and Gas Company (PSE&G) and PSEG Power LLC (PSEG Power or Power) over the past five years and show our steady earnings growth in those years. Our financial highlights are presented below. You can find a more comprehensive discussion of our 2019 business and financial performance in our 2019 Form 10-K.

GAAP: Contribution to PSEG Net Income ($ Millions) **and Net Income per share ($/Share)**

$3.30
$1.75
$3.10
$2.83
$3.33
36
856
787
18
889
-20
122
479
973
6
365
1,067
468
1,250
-25
2015
2016
2017
2018
2019
PSEG Enterprise/Other
PSEG Power
PSE&G
Net Income per share (GAAP)

Non-GAAP: Contribution to PSEG Operating Earnings ($ Millions) **and Operating Earnings per share** ($/Share)

$2.91
$2.90
$2.93
$3.12
$3.28
36
653
787
72
514
889
20
505
963
13
502
1,067
7
409
1,250
2015
2016
2017
2018
2019
PSEG Enterprise/Other
PSEG Power
PSE&G
Operating Earnings per share (non-GAAP)

Financial Highlights

Dollars in Millions, except per share amounts	2019 ($)	2018 ($)
Operating Revenues	10,076	9,696
Net Income	1,693	1,438
Total Assets	47,730	45,326
Earnings Per Share (EPS) – Diluted	3.33	2.83
Dividends Paid per Share	1.88	1.80
Market Price per Share – Year-end	59.05	52.05

PSEG 2020 Proxy Statement 3

Proxy Statement Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

The following are some highlights of our executive compensation program. We received approximately 93.5% approval on our say-on-pay proposal at the 2019 Annual Meeting of Stockholders.

Our competitive executive compensation program is benchmarked against our peers and helps us recruit and retain top talent. Our executive compensation program closely links pay to performance in order to align our leadership team's interests with stockholders' interests. Our incentives put a significant portion of our executives' pay, including that of our CEO and Named Executive Officers, at risk based on performance.

Our independent compensation consultant, Compensation Advisory Partners LLC (CAP), provides executive compensation services to the Board.

Key Components	Type	Rationale
Base salary	Fixed	Experience, performance and competitive market.
Annual cash incentive under our Senior Management Incentive Compensation Plan (SMICP)	Variable performance-based	Emphasis on Operating EPS (non-GAAP) as the corporate financial objective and business unit financial performance, as well as additional operational and strategic metrics. Payment opportunity from zero to 200% of target percentage of salary.
Equity-based incentive awards under our Long-Term Incentive Plan (LTIP), consisting of performance share units (PSUs) and restricted stock units (RSUs)	Variable performance-based	PSUs (70% for the Named Executive Officers (NEOs)) are measured over a three-year period based equally upon Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) vs. peers with the opportunity to earn between zero and 200% of target. RSUs (30% for the CEO and other NEOs) cliff vest at the end of three years, unless retirement eligible, when RSUs vest one-twelfth per month over one year. All of our NEOs are retirement eligible.
Retirement and post-employment benefits		Assist in attracting and retaining our executives and provide a competitive benefits package to our employees.

4 PSEG 2020 Proxy Statement

Proxy Statement Summary

Executive Pay Mix

For 2019, the target annual and long-term incentive pay for our CEO and other Named Executive Officers as a group was 87% and 73%, respectively, of target Total Direct Compensation as discussed in the Executive Compensation section (see page 35).

CEO Pay Mix
13%
17%
70%
Average Other NEO Pay Mix
27%
53%
20%
Salary
SMICP
LTIP
Value at Risk

2019 TARGET COMPENSATION SUMMARY

PSEG 2020 Proxy Statement 5

Overview of Board Nominees – Diversity of Skills, Qualifications and Experience

PROPOSAL

1

ELECTION OF DIRECTORS

OVERVIEW OF BOARD NOMINEES

You are being asked to vote on the election of ten directors.

Our Board is composed of the right mix of skills and backgrounds to enable us to achieve our strategic goals. Each director elected at the Annual Meeting is elected to serve a one-year term. Our Corporate Governance Committee evaluated the nominees and recommended them to the full Board, which approved their nomination. All nominees were elected at the 2019 Annual Meeting with the exception of John P. Surma, who was elected to the Board effective November 19, 2019 and Scott G. Stephenson, who was elected to the Board effective February 18, 2020. William V. Hickey and Richard J. Swift are not standing for re-election due to having reached our mandatory retirement age for directors. The Board thanks them both for their many years of valuable service.

Vote required: A director will be elected if the number of shares voted FOR that director exceeds the number of shares voted AGAINST that director, not counting abstentions and votes withheld or for which no instructions are given. See Majority Voting for Election of Directors on page 69.

Diversity of Skills, Qualifications and Experience

Skills and Qualifications	Izzo	Jackson	Deese	Lilley	Ostrowsky	Stephenson	Sugg	Surma	Tomasky	Zollar
Accounting/Finance	•	•	•	•	•	•	•	•	•	•
Construction/Engineering/Manufacturing	•		•	•			•	•		
Corporate Governance	•	•	•	•	•	•	•	•	•	•
Customer Satisfaction & Sales				•	•	•		•		•
Environment/Science	•	•		•			•		•	
Government/Policy/Regulatory	•	•	•		•		•	•	•	
Human Capital Management	•	•	•	•	•	•	•	•	•	•
Industrial Operations	•	•					•	•	•	
Risk Management	•	•	•	•	•	•	•	•	•	•
Technology/Cybersecurity	•	•	•			•			•	•

6 PSEG 2020 Proxy Statement

Overview of Board Nominees – Director Independence

Director Independence

The Board consists of a majority of independent directors, as required by our Corporate Governance Principles (Governance Principles) and the New York Stock Exchange (NYSE). The Governance Principles define our standards for director independence. The Corporate Governance Committee annually assesses the independence of each director and makes recommendations to the Board. For a director to be independent, the Board must affirmatively determine that the director has no material relationship with the Company other than service as a director.

The Board has determined that all of the current directors and nominees for election are independent except Ralph Izzo, our Chairman of the Board, President and CEO. These determinations were based upon the responses submitted by each director to questionnaires, business records, publicly available information and applicable SEC and NYSE requirements. Other than the payments reported in this Proxy Statement in the Director Compensation Table, none of our directors have or will receive any compensation or have entered into any golden leash arrangements in connection with their service on our Board.

Independence

9 of 10
are
independent
(all but CEO)

Board Refreshment and Tenure

Refreshing our Board is important to provide new perspectives and ideas while ensuring sufficient experience and institutional knowledge. This mix helps mitigate risk. We replenish needed skills and experience and refresh Board committees through rotation of chairs and memberships.

The Corporate Governance Committee considers upcoming retirements in order to replenish needed skills. It also considers the Board's average tenure. Upon election of the nominees, the average tenure of the members of our Board for their current term of service will be approximately 6.8 years. In 2019 and 2020, we refreshed our Board with three new members, Laura A. Sugg, John P. Surma and Scott G. Stephenson. Two members, William V. Hickey and Richard J. Swift, will retire as of the conclusion of the Annual Meeting. In the past two years, we have added four new directors to our Board. Upon the election of the nominees presented in this Proxy Statement, the tenure of our directors will be balanced across a spectrum of experience on our Board as shown in the chart.

Director Tenure

3 Directors
10+ years
2 Directors
5–9 years
Average
Tenure
6.8 years
5 Directors
0–4 years

Mandatory Retirement at 75

Our independent directors may not serve beyond the Annual Meeting of Stockholders held in the calendar year following their seventy-fifth birthday. This allows us to benefit from long-serving directors' industry expertise, institutional knowledge and continuity, while maintaining our ability to refresh our Board through the addition of new members.

Diversity of Our Board

Diversity is an important contributor to effective decision-making. In considering nominees, the Corporate Governance Committee considers diversity of skills, experiences, points of view and background, including age, gender and ethnicity. Our Board includes three women and three ethnically diverse directors. Our Lead Director is both a woman and ethnically diverse.

Diversity

3 Directors
Ethnically Diverse
50%
Diversity
3 Directors
Women

PSEG 2020 Proxy Statement 7

Overview of Board Nominees – Board Membership Selection

Board Membership Selection

The selection of qualified, engaged directors with diverse skills and viewpoints is critical to our success and to the long-term interests of our stockholders. The Corporate Governance Committee considers the mix of qualifications of Board members, evaluates prospective nominees and recommends candidates to the Board. The Board's evaluation is focused on the strategic needs of the Company and the composition of the Board.

Board Composition Evaluted
Identify skills and experience desirable for new directors in light of our strategy and skills of current directors and succession.
Diverse Pool of Candidates Identified
Multiple sources used, including input from directors and independent research.
Potential Candidates Assessed
Assess candidates' qualifications, conflicts, independence and background. Board members meet with qualified candidates.
Potential Directors Recommended
Corporate Governance Committee recommends potential directors to the Board.
Election
Board elects a new member, who then stands for election by stockholders at the Annual Meeting.

Board Qualifications

DIVERSITY OF SKILLS AND EXPERIENCE. The Corporate Governance Committee considers the need for diversity in background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities, gender and ethnicity as well as other traits desirable for an optimal combination of qualified individuals.

TIME TO DEVOTE TO BOARD SERVICE. The Corporate Governance Committee also considers the amount of time that a candidate will likely have to devote to the duties required of a director.

REVIEW OF POTENTIAL CONFLICTS. Prior to a director accepting an invitation to serve as a director of another company, the Corporate Governance Committee reviews potential conflicts. The Corporate Governance Committee also reviews the relevant details of any new position of a director and determines the continued appropriateness of Board membership.

INDEPENDENCE. A majority of the Board must consist of independent directors in accordance with our Governance Principles and NYSE requirements.

NOMINEES FOR DIRECTOR

Set forth on the following pages is important information about our director nominees.

✔ THE BOARD RECOMMENDS A VOTE **FOR** EACH OF THE NOMINEES BELOW.

8 PSEG 2020 Proxy Statement

Biographical Information

RALPH IZZO

Chairman of the Board,
President and CEO, PSEG

Age: 62
Director since: 2006

Committees
Executive (Chair)

Current Public Company Directorships
None

Prior Public Company Directorships
The Williams Companies, Inc.

Experience
Chairman of the Board, President and CEO of PSEG since April 2007 and Chair of the Executive Committee. A member of the PSEG Board since 2006.

Director of PSE&G, PSEG Power, Energy Holdings and Services.

President and COO of PSEG from October 2006 to April 2007; President and COO of PSE&G from October 2003 to October 2006.

Reasons for Nomination
- Extensive senior leadership experience in operational excellence, strategic planning, finance and risk management as our Chairman of the Board, President and CEO.
- Thorough understanding of the challenges and opportunities of our evolving industry.
- In-depth knowledge of PSEG's strengths, challenges, opportunities, risks and corporate culture.
- Deep understanding of managing the technical and scientific issues our Company faces from his background as a research physicist.
- Experience in energy policy and a recognized thought leader.

SHIRLEY ANN JACKSON

Independent Lead Director, PSEG
President, Rensselaer Polytechnic Institute

Age: 73
Director since: 2001*

Committees
Corporate Governance, Executive, Fossil, Nuclear, Organization & Compensation

Current Public Company Directorships
FedEx Corp; International Business Machines Corporation (IBM)

Prior Public Company Directorships
NYSE Euronext; Marathon Oil Corp.; Medtronic, Inc.

Experience
President of Rensselaer Polytechnic Institute, Troy, New York, a major technological research university, since July 1999.

Director of PSE&G.

*A member of the PSEG Board from 1987 to 1995 and rejoined in 2001. Chair, U.S. Nuclear Regulatory Commission (NRC) from July 1995 to July 1999.

Reasons for Nomination
- A wide array of executive, governmental, scientific and research experience as a recipient of the National Medal of Science, the highest honor for scientific achievement bestowed by the President of the United States.
- Valuable management and financial skills gained as President of Rensselaer Polytechnic Institute.
- In-depth experience and continued involvement in energy policy, scientific research and development, technology and innovation, risk management, physical and cybersecurity and financial services industry oversight.
- Thorough understanding of the requirements for maintaining the excellence of our extensive nuclear operations gained through her background as a nuclear physicist and former NRC Chair.

PSEG 2020 Proxy Statement 9

Biographical Information

WILLIE A. DEESE

Retired EVP, Merck & Co. Inc. and President, Merck Manufacturing Division

Age: 64
Director since: 2016

Committees
Audit, Corporate Governance, Organization & Compensation

Current Public Company Directorships
CDK Global, Inc.; Dentsply Sirona USA; G1 Therapeutics

Prior Public Company Directorships
None

Experience
Executive Vice President of Merck & Co. Inc., Kenilworth, New Jersey, which develops, manufactures and distributes pharmaceuticals, from January 2008 until June 2016; President of Merck Manufacturing Division from 2005 until 2008; and Senior Vice President of Global Procurement at Merck from 2004 to 2005.

Prior to that, Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline, a pharmaceutical company.

Reasons for Nomination
- Significant regulatory, manufacturing and procurement experience gained through his service as EVP of Merck & Co., President of Merck Manufacturing Division and Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline.
- Thorough understanding of the many regulatory requirements our Company faces gained through extensive leadership experience in a highly regulated industry.
- Deep knowledge of manufacturing and technology contributes to strong oversight of our operations and overall cost effectiveness.

DAVID LILLEY

Retired Chairman of the Board, President and CEO, Cytec Industries, Inc.

Age: 73
Director since: 2009

Committees
Audit, Finance, Organization & Compensation (Chair)

Current Public Company Directorships
None

Prior Public Company Directorships
Rockwell Collins, Inc.; Andeavor Corporation (previously Tesoro); Arch Chemicals, Inc.

Experience
Chairman of the Board, President and CEO of Cytec Industries, Inc., Woodland Park, New Jersey, a global specialty chemicals and materials company, from January 1999 until December 2008; President and CEO from May 1998 to January 1999 and President and COO from January 1997 to May 1998.

Reasons for Nomination
- In-depth knowledge of product development, manufacturing and sales gained through his years as Chairman of the Board, President and CEO at Cytec Industries.
- Valuable experience with ultimate responsibility for financial matters and overall business performance.
- Significant leadership experience that contributes to our Board's oversight of our operations and adherence to safety and environmental requirements.
- Broad experience with finance and executive compensation, as well as extensive experience in operational management.

10 PSEG 2020 Proxy Statement

Biographical Information

BARRY H. OSTROWSKY

President and CEO, RWJBarnabas Health

Age: 69
Director since: 2018

Committees

Audit, Finance, Organization & Compensation

Current Public Company Directorships

None

Prior Public Company Directorships

None

Experience

President and CEO of RWJBarnabas Health, West Orange, New Jersey, a comprehensive integrated health care delivery system of hospitals, programs and services, since April 2016.

President and CEO of Barnabas Health from January 2012 until April 2016; President and COO from July 2011 until January 2012 and Executive Vice President and General Counsel from December 1996 until July 2011.

Reasons for Nomination

- Extensive experience in dealing with regulatory and public policy matters for an organization serving a diverse population gained through his experience as President and CEO of RWJBarnabas Health and Barnabas Health.
- Valuable legal background as well as strong experience in financial matters and management of a large, comprehensive business enterprise.
- Significant management, strategic planning and implementation skills that contribute as the landscape of our industry continues to change.
- Broad knowledge of consumers, customer service and health care of great benefit for matters relating to our large customer and employee base.

SCOTT G. STEPHENSON

Chairman of the Board, President and CEO, Verisk Analytics, Inc.

Age: 62
Director since: 2020

Committees

Finance, Fossil, Nuclear

Current Public Company Directorships

Verisk Analytics, Inc.

Prior Public Company Directorships

None

Experience

Chairman of the Board and CEO of Verisk Analytics, Jersey City, New Jersey, a data analytics and risk assessment company, since April 2013 and President since March 2011. Between 2001 and 2011, held various leadership positions at Verisk Analytics, including Chief Operating Officer, head of the Decision Analytics segment, Executive Vice President and President of its Intego Solutions segment.

Advisor at Silver Lake Partners, a technology-oriented private equity firm, from 2000 to 2001; Partner with the Boston Consulting Group from 1989 to 1999.

Reasons for Nomination

- Significant strategic leadership, financial management and human capital management experience as Chairman and CEO of Verisk Analytics.
- Valuable innovation, technology, data analytics, customer service and risk assessment experience from his various senior management and operational positions at Verisk Analytics.
- In-depth operations and value creation experience gained from his positions at the Boston Consulting Group.

PSEG 2020 Proxy Statement 11

Biographical Information

LAURA A. SUGG

Retired President, Australasia Division of ConocoPhillips Corporation

Age: 59
Director since: 2019

Committees

Corporate Governance, Fossil, Nuclear

Current Public Company Directorships

Murphy Oil Corporation

Prior Public Company Directorships

The Williams Companies, Inc.; Denbury Resources, Inc.

Experience

President, Australasia Division of ConocoPhillips Corporation, Houston, Texas, a leading worldwide oil and gas exploration and development company, from July 2005 to February 2007.

General Manager-Human Resources, exploration and production of ConocoPhillips from October 2003 to June 2005.

Reasons for Nomination

- Extensive experience in engineering, science and operations, including responsibility for major exploration and production operations.
- Valuable background in corporate planning, business development and regulatory matters acquired through executive roles at ConocoPhilips.
- In-depth knowledge of human capital management matters from leadership experience in human resources management.
- Strong track record across disciplines gained through her success in varied roles at ConocoPhilips.

JOHN P. SURMA

Retired Chairman and CEO, United States Steel Corporation

Age: 65
Director since: 2019

Committees

Corporate Governance, Fossil, Nuclear, Organization & Compensation

Current Public Company Directorships

Marathon Petroleum Corporation and its consolidated subsidiary, MPLX GP LLC; Trane Technologies plc (formerly Ingersoll-Rand plc); Concho Resources, Inc.*

Prior Public Company Directorships

Bank of New York Mellon Corporation; Mellon Bank Corporation; Calgon Carbon Corporation

Experience

Chairman and Chief Executive Officer, United States Steel Corporation, a leading global integrated steel producer, from October 2004 through September 2013 and Executive Chairman until December 2013. President and Chief Operating Officer of United States Steel from February 2003 to October 2004; CFO from January 2002 to February 2003.

Chairman of the Board of the Federal Reserve Bank of Cleveland from 2017 to 2018; Chairman of the National Safety Council from September 2015 to September 2017.

Reasons for Nomination

- Experienced leader with a strong financial, management, manufacturing and regulatory matters background as Chairman and CEO of United States Steel Corporation.
- Deep knowledge of enhancing shareholder value in a complex enterprise.
- Significant financial and accounting expertise as the CFO of United States Steel Corporation.
- Extensive experience on strategic, operational and financial oversight gained as a director of large public company boards.

* Mr. Surma is presently serving his last term on this board and will not stand for re-election in 2020.

12 PSEG 2020 Proxy Statement

Biographical Information

SUSAN TOMASKY

Retired President, AEP Transmission of American Electric Power Corporation

Age: 67

Director since: 2012

Committees
Audit (Chair), Corporate Governance, Organization & Compensation

Current Public Company Directorships
Marathon Petroleum Corporation

Prior Public Company Directorships
Andeavor Corporation (previously Tesoro); Summit Midstream Partners, LP.

Experience
Advisory Board Member of the Fidelity Private Wealth and Equity Funds. President, AEP Transmission of American Electric Power Corporation (AEP), Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011 and held Executive positions with AEP from July 1998 to May 2008, including Executive Vice President, CFO and General Counsel.

General Counsel of the U.S. Federal Energy Regulatory Commission (FERC), from March 1993 to June 1997.

Reasons for Nomination
- Broad electric industry executive experience from key leadership positions involving transmission operations, services and governance at one of the largest utility holding companies in the United States.
- In-depth knowledge of industry financial and legal matters acquired as CFO and General Counsel at AEP.
- Highly valuable experience in oversight of regulated business, science and environmental matters gained as General Counsel of FERC.
- Deep knowledge of and valuable perspective on utility management, finance, law, risk management and governmental regulation.

ALFRED W. ZOLLAR

Executive Partner, Siris Capital Group, LLC and Retired General Manager, Tivoli Software Division of IBM

Age: 65

Director since: 2012

Committees
Audit, Finance (Chair), Fossil, Nuclear

Current Public Company Directorships
Bank of New York Mellon; Nasdaq, Inc.

Prior Public Company Directorships
Red Hat, Inc.; Chubb Corporation

Experience
Executive Partner, Siris Capital Group, LLC, New York, New York a private equity firm, since February 2014.

General Manager, Tivoli Software division of IBM, Armonk, New York, a worldwide information technology and consulting company, from July 2004 to January 2011; General Manager-eServer iSeries from January 2003 to July 2004; President and CEO, Lotus Software division from January 2000 to 2003 and Division General Manager, Network Computer Software division from 1996 to 2000.

Reasons for Nomination
- Broad knowledge in executive leadership, product development and information technology, including cybersecurity.
- Valuable experience from various leadership roles, including senior management positions in varied IBM software group divisions.
- Deep executive and managerial experience in oversight of operational excellence, customer satisfaction and cybersecurity.
- In-depth knowledge of finance and risk management through private equity leadership roles.

PSEG 2020 Proxy Statement 13

Corporate Governance – Role of the Board of Directors

CORPORATE GOVERNANCE

Role of the Board of Directors

PSEG is governed by our Board and its committees that meet throughout the year. The Board is elected by our stockholders and is the ultimate decision-making body of the Company except for the items reserved to stockholders.

The Board provides direction and oversight by:

•	Actively engaging in developing corporate strategy and approving major initiatives and significant investments;

•	Monitoring financial and business integrity and performance, including risk management;

•	Evaluating the performance of the CEO and approving succession plans for the CEO and other senior executives;

•	Selecting a diverse group of nominees for election to the Board; and

•	Evaluating Board and committee performance.

The Board holds an annual strategy session in addition to its regular meetings, receives regular updates and actively engages in dialogue with our senior management. The Board has full and free access to all members of management and may hire its own consultants and advisors as it deems necessary.

Board Leadership Structure

The Board has determined that, at the present time, it is in the best interests of the Company and stockholders for all three positions of Chairman of the Board, President and CEO to be combined under the leadership of Ralph Izzo and that independent board member Shirley Ann Jackson serve as Lead Director. The Board believes that Mr. Izzo possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success.

The Role of Our Lead Director

Shirley Ann Jackson has served as our Lead Director since April 2019. Our Lead Director is an independent director designated annually by the independent directors and typically serves in that capacity for four years. The Lead Director’s duties include:

•  Presiding over executive sessions of the independent directors

•  Providing the independent directors with a key means for collaboration and communication

•  Coordinating with the Chairs of our various Board committees to set agendas for committee meetings

•  Leading CEO succession planning, CEO performance evaluations and compensation

•  Ensuring a robust Board self-evaluation

Our Lead Director complements the talents and contributions of Mr. Izzo and promotes confidence in our governance structure by providing an additional perspective to that of management.

Our Corporate Governance Principles

The Board has adopted and operates under our By-Laws and Governance Principles. The Governance Principles provide guidelines for directors and management to effectively pursue and support our business objectives. The Governance Principles govern our board structure, requirements of our directors, board operations and functioning of our Board committees and are reviewed periodically by the Corporate Governance Committee, which recommends any changes to the Board. Our By-Laws and Governance Principles can be found on our website at https://investor.pseg.com/governance/governance-overview.

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Corporate Governance – Board and Committee Self-Assessment Process

Board and Committee Self-Assessment Process

Our Board and committees each have a robust annual process for self-assessment, as shown below.

Governance Enhancements from the 2019 Self-Assessment Process:

•	Enhanced PSEG’s director education program by expanding internal and external learning opportunities for the directors as described below
•	Reviewed and updated board meeting agendas to facilitate robust executive session discussions led by Lead Director
•	Expanded opportunities for directors to meet and receive feedback from PSEG employees below the officer level
•	Enhanced risk update process for each committee

Director Education and Orientation

In addition to our Board and committee meetings, members of our Board are offered and participate in a variety of learning opportunities.

Internal Educational Presentations	The Board is regularly offered educational presentations that comprise “deep dives” on specific topics presented by management with outside experts as needed.

External Programs	Directors are encouraged to attend third-party programs; management regularly updates a list of recommended offerings.

Outside Speakers	The Board regularly hears from outside experts on such topics as investor perspectives, strategy, cybersecurity, environmental, social and governance (ESG) issues, climate change, regulatory matters and business leadership.

PSEG Site Visits	The Board periodically visits sites such as new facilities, nuclear plants and utility operational and monitoring sites.

Orientations

New directors and new committee members receive comprehensive materials and in-house orientation sessions featuring presentations by key members of management and the independent auditor. These sessions cover such topics as strategic plans; operations; human capital management; ESG and climate change; significant financial, accounting and risk management issues; regulatory and governance practices and compliance programs and trends.

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Corporate Governance – Board and Committee Meetings and Attendance

Board and Committee Meetings and Attendance

In 2019, the Board met eight times, including six regular meetings, one strategy session and one special meeting. The PSE&G Board met seven times, including six regular meetings and one strategy session. During 2019, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served with the exception of Thomas A. Renyi, who did not attend meetings immediately preceding his retirement. All of the directors who were elected in 2019 attended the 2019 Annual Meeting of Stockholders.

Our Governance Principles provide that each director is expected to attend all Board meetings, all meetings of committees of which the director is a member and the Annual Meeting of Stockholders. The Board encourages personal attendance, unless telephonic attendance is required by special circumstances.

Service on Other Boards

The experience gained through other directorships provides our Board with a breadth of valuable knowledge and insight. The Corporate Governance Committee carefully monitors each director’s service on other boards. All of our nominees have successfully balanced other demands on their time and attention in meeting their obligations to PSEG.

Board Committees

Our Board has seven standing Committees: Audit, Corporate Governance, Executive, Finance, Fossil Generation Operations Oversight, Nuclear Generation Operations Oversight and Organization and Compensation. A description of each Committee follows.

Committee assignments and Chairs are regularly reviewed and periodically changed to optimize the talents of our directors and meet the Company’s evolving needs.

Each committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports, may investigate any matter involving us and has discretion to hire outside resources. Each committee, other than the Executive Committee, has a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities and a review of its charter.

The Executive Committee consists of the Chairman of the Board, the Lead Director and at least one additional independent director. In 2019, the members of the Executive Committee were Ralph Izzo, Shirley Ann Jackson, Richard J. Swift and, until his retirement in April 2019, Thomas A. Renyi. The authority of the Executive Committee is set forth in our By-Laws. The committee charters and our By-Laws are posted on our website,

https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

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Corporate Governance – Board Committees

Audit Committee

Chair: Susan Tomasky

Members: Willie A. Deese, William V. Hickey, David Lilley, Barry H. Ostrowsky, Alfred W. Zollar

Meetings held in 2019: 9

Key Responsibilities

➢	Oversees the quality and integrity of our accounting, auditing and financial reporting practices and financial statements;

➢	Selects and evaluates the work of the independent auditor;

➢	Oversees our internal audit functions, our environmental, health and safety audit functions and our legal and business compliance program;

➢	Reviews our cybersecurity program, the status of material litigation matters and the guidelines, policies and processes of our risk management program;

➢	Reviews disclosure controls and procedures and earnings press releases, financial information and earnings guidance; and

➢	Recommends to the Board audited financial statements to be included in our Form 10-K and report for inclusion in this Proxy Statement.

The Audit Committee Report appears under Proposal 3: Ratification of the Appointment of Independent Auditor on page 64.

Organization and Compensation Committee

Chair: David Lilley

Members: Willie A. Deese, Shirley Ann Jackson, Barry H. Ostrowsky, John P. Surma, Richard J. Swift, Susan Tomasky

Meetings held in 2019: 6

Key Responsibilities

➢	Oversees our executive compensation policies, practices and plans;

➢	Reviews the stockholder advisory vote on say-on-pay and considers action in light of that vote;

➢	Approves executive compensation targets and awards;

➢	Monitors the risks associated with our compensation policies and practices and other talent management risks;

➢	Selects and oversees the Board’s independent compensation consultant;

➢	Evaluates the CEO’s performance and recommends approval of the CEO’s compensation to the Board;

➢	Reviews the performance of certain other key members of management as well as key management succession and development plans; and

➢	Reviews the Compensation Discussion and Analysis section of, and provides its report in, the annual Proxy Statement.

The Organization and Compensation Committee Report on Executive Compensation appears under Proposal 2: Advisory Vote on the Approval of Executive Compensation on page 31.

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Corporate Governance – Board Committees

Finance Committee	Corporate Governance Committee

Chair: Alfred W. Zollar Members: William V. Hickey, David Lilley, Barry H. Ostrowsky, Scott G. Stephenson Meetings held in 2019: 4	Chair: Richard J. Swift Members: Willie A. Deese, Shirley Ann Jackson, Laura A. Sugg, John P. Surma, Susan Tomasky Meetings held in 2019: 6

Key Responsibilities	Key Responsibilities

➢   Oversees corporate financial policies and processes and significant financial decisions;

➢   Reviews annually our financial plan, dividend policy, capital structure and cash management policies and practices;

➢   Discusses with management our risk assessment and risk management policies;

➢   Oversees the investment guidelines for, and investment performance of, the Company’s pension plan trust funds and nuclear decommissioning trust funds; and

➢   Reviews with management credit agency ratings and analyses.

➢   Oversees the Company’s corporate governance practices;

➢   Evaluates the composition and qualifications of the Board, its committees and prospective nominees, assesses the independence of each nominee and makes recommendations to the Board;

➢   Oversees the self-evaluation process of the Board and its committees and reviews the Governance Principles and committee charters and makes recommendations to the Board in order to improve effectiveness of the Board and its committees;

➢   Oversees sustainability efforts and initiatives, activities and disclosures related to climate change and our political participation activities and expenses;

➢   Oversees risk management guidelines, policies, processes and mapping and identifies risks to the Board and its committees;

➢   Reviews and approves transactions with related persons;

➢   Reviews and makes recommendations to the Board regarding compensation of directors; and

➢   Provides input to the Organization and Compensation Committee regarding the performance of the CEO as Chairman of the Board.

The nomination process and criteria used are described under Board Membership selection beginning on page 8.

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Corporate Governance – Board Committees

Fossil Generation Operations Oversight Committee

Chair: William V. Hickey Members: Shirley Ann Jackson, Scott G. Stephenson, Laura A. Sugg, John P. Surma, Richard J. Swift, Alfred W. Zollar Meetings held in 2019: 4

Key Responsibilities

➢   Evaluates the effectiveness of our generation operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

➢   Oversees labor and human relations, environmental, health and safety and legal and compliance issues;

➢   Reviews the results of major inspections, evaluations and audit findings by external oversight groups and management’s response; and

➢   Oversees management of risks related to the roles, duties and responsibilities of the Committee.

Nuclear Generation Operations Oversight Committee

Chair: William V. Hickey Members: Shirley Ann Jackson, Scott G. Stephenson, Laura A. Sugg, John P. Surma, Richard J. Swift, Alfred W. Zollar Meetings held in 2019: 4

Key Responsibilities

➢   Evaluates the effectiveness of our nuclear operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

➢   Oversees labor and human relations, environmental, health and safety and legal and compliance issues;

➢   Reviews the results of major inspections and evaluations by external oversight groups such as the NRC and the Institute of Nuclear Power Operations and management’s response to the findings and follow up on implementation plans.

➢   Reviews reports from the Chief Nuclear Officer; and

➢   Oversees management of risks related to the roles, duties and responsibilities of the Committee.

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Corporate Governance – Board and Committee Oversight of Risk Management

Board and Committee Oversight of Risk Management

The objective of PSEG’s risk management program is to promote effective management of risk in order to support the achievement of growth and business objectives within acceptable risk levels. An important aspect of the program is promoting a risk-aware culture where all employees have a responsibility for identifying and communicating risks.

The Board has ultimate responsibility for the oversight of risk management at PSEG, overseeing the Company’s risk management program and reviewing the most significant risks facing the Company.

The Board interacts with senior management regarding assessment and mitigation of the most significant risks facing the Company, across a range of categories that includes strategic, financial, operational, environmental, health and safety, legal and compliance and reputational risks.

The Corporate Governance Committee reviews key enterprise risks and recommends to the Board the mapping of each risk to an appropriate committee or the full Board, in accordance with the allocation of risk categories reflected in the charter of each committee.

The Board’s oversight of risk management is supported by the Risk Management Committee, which consists of senior executives, and by the Enterprise Risk Management (ERM) team, led by PSEG’s Chief Risk Officer in collaboration with other assurance functions and management committees and councils, such as the Cybersecurity Council. Our cybersecurity risk management practices are fully integrated into our overall risk management program. At least annually, the Chief Risk Officer briefs the Corporate Governance Committee and the Audit Committee on enterprise-level risks and emerging risks. Throughout the year, the Board and each committee provide ongoing oversight of key enterprise risks through deep-dive risk reviews and risk updates presented by representatives of the relevant line of business and functional areas. The risk reviews include analyses of underlying risk causes, as well as reviews of current risk mitigation and response activities. The committees report out to the Board regarding their risk reviews and elevate risk issues to the Board as appropriate. Management integrates risk evaluation into business decisions and escalates to the committees and Board as appropriate.

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Corporate Governance – Board Oversight of Cybersecurity

Board Oversight of Cybersecurity

Cybersecurity is a critical component of our risk management program. The Board, the Audit Committee and senior management receive frequent reports on such topics as personnel and resources to monitor and address cybersecurity threats, technological advances in cybersecurity protection, rapidly evolving cybersecurity threats that may affect our Company and industry, cybersecurity incident response and applicable cybersecurity laws, regulations and standards as well as collaboration mechanisms with intelligence and enforcement agencies and industry groups to assure timely threat awareness and response coordination.

Our cybersecurity program is focused on the following areas:

•

Governance: The Cybersecurity Council, which is comprised of members of senior management, meets regularly to discuss emerging cybersecurity issues, maintenance of a corporate cybersecurity scorecard that sets annual improvement targets to approximately 30 metrics and publication of security practices. The Cybersecurity Council ensures that senior management and ultimately, the Board, is informed of all information required to exercise proper oversight over cybersecurity risks and that escalation procedures are followed to promptly inform senior management and the Board of significant cybersecurity incidents and risks.

•

Cybersecurity Awareness: Identifying and assessing cyber risks through partnerships with public and private entities and industry groups and disseminating electronic notices to, and conducting presentations for, company personnel.

•

Training: Providing annual cybersecurity training for all personnel with network access, as well as additional education for personnel with access to industrial control systems or customer information systems; and conducting phishing exercises. Regular cybersecurity education is also provided to our Board through management reports and presentations by external subject matter experts.

•

Technical Safeguards: Deploying measures to protect our network perimeter and internal Information Technology platforms, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, anti-malware and access controls.

•	Vendor Management: Maintaining a risk-based vendor management program, including the development of robust security contractual provisions.

•

Incident Response Plans: Maintaining and updating incident response plans that address the life cycle of a cyber incident from a technical perspective (i.e., detection, response and recovery), as well as data breach response (with a focus on external communication and legal compliance); and testing those plans (both internally and through external exercises).

•	Mobile Security: Deploying controls to prevent loss of data through mobile device channels.

Human Capital Management

At PSEG, we know that our people are the most valuable source of energy powering our business. Our Board and its committees play a key role in the oversight of our talent management programs and culture initiatives. We strive to attract, develop and retain a high performing and diverse workforce and to foster a culture of collaboration, learning and comfort speaking up, where new ideas are welcome and all employees feel valued and enhance each other’s performance.

Talent Management

CEO and Executive Succession Planning: The Board is committed to its oversight of our succession planning process to ensure there is a strong, sustainable and diverse leadership pipeline. At least semi-annually, the Board engages with management in a comprehensive talent review of executive performance and potential and executive succession and development plans. The Board reviews key organizational design plans, meets with executive succession candidates and emerging high potential talent and is kept informed of talent metrics inclusive of workforce diversity, retention rates and pay equity analyses. The Organization and Compensation Committee and Corporate Governance Committee also annually review the CEO’s performance and make recommendations to the Board for approval.

Workforce Development: We firmly believe that strategic workforce planning and investments to develop and train our people are important to our success. We have a regular, disciplined workforce review process and link hiring plans and training needs to business objectives. We offer a People Strong curriculum, which is a suite of multi-media learning and development experiences tailored to enhancing employees’ skills and enabling their growth. Technical training supports the workforce maintaining job

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Corporate Governance – Human Capital Management

qualifications or reskilling as technology and other factors change job requirements. We utilize talent analytics that enable us to project our future workforce needs and allow us to identify and mitigate talent risks proactively.

Total Rewards: We provide our employees a valuable Total Rewards package that includes market competitive pay, short-term incentives and stock programs. Our comprehensive benefits support employees’ physical, emotional, financial and social wellbeing. These programs include health care, life and disability insurance, retirement benefits, paid time off, flexible work options and a number of onsite programs to provide employees with the support they need to meet their health and wellness goals. We know that employees’ personal and professional needs are varied, so our program includes childcare and elder care resources, voluntary benefits for discounted services, tuition reimbursement and adoption assistance. We continually review our Total Rewards offerings to ensure that we not only remain competitive but are delivering programs in the most efficient manner to meet the needs of our employees.

Our Culture

Core Commitments: A great culture is more than a source of pride: it is critical to sustained trust in the marketplace, in the communities we serve and among current and potential employees. Our core commitments are the foundation of our culture that we leverage to build innovative, high-performing teams who deliver safe, reliable, economic and greener energy to our customers. In a changing business climate, we recognize the importance of consistently reinforcing the core commitments that we stand for and live by in all we do as a company, especially in the behaviors and actions of our approximately 13,000 employees.

We put safety first.

We never sacrifice safety to achieve results. We stop the job and report unsafe conditions. We protect each other, our communities and our environment. We respect our training, equipment, procedures and tools.

We do what’s right.

We hold ourselves to the highest ethical standards, even in the most difficult situations. We speak up and encourage clear and honest communication. We accept our individual and team responsibilities and are accountable for our actions. We respect and adhere to all laws and company policies. We lead by example.

We aspire to achieve excellence.

We responsibly question the status quo and each other. We benchmark processes to streamline workflows and increase efficiency. We leverage teamwork to face complex issues and decisions. We take action to improve personal performance. We are accountable for our accomplishments and setbacks and learn from them to influence future decisions.

We treat all individuals with dignity and respect.

We assume positive intent. We create an environment and inclusive culture that respects unique perspectives, experiences and ways of thinking. We engage one another and encourage teamwork. We are accountable for making PSEG a great place to work for everyone.

We keep customers at the heart of everything we do.

We actively listen to and respect our internal and external customers. We are accountable for our customers’ needs. We engage and collaborate as a team with our communities and stakeholders. We solicit and use feedback to improve our business. We always ask, “What else can we do?”

Accountability: Our Board oversees the alignment of our culture with the strategic objectives of the Company and reviews culture risk mitigation plans. Management and our unions partner in initiatives to reinforce that all employees are accountable for the culture at PSEG. We engage councils throughout the Company to advance our core commitments and we solicit qualitative and quantitative feedback throughout the year through focus groups, surveys and other channels. Effective 2020, the Chief Diversity Officer role was elevated as a direct report to the CEO to further senior management accountability for a strong culture. Metrics linked to our core commitments are embedded in our performance, talent and incentive programs.

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Corporate Governance – Our Approach to Sustainability

Our Approach to Sustainability

PSEG’s approach to sustainability reflects our goal of being a leader in building an economically strong, environmentally responsible energy future. Our Board takes an active role in overseeing sustainability, ESG and corporate citizenship issues including our climate strategy. As specified in its charter, the Corporate Governance Committee holds the primary responsibility for overseeing sustainability matters for our Company and will oversee our vision for a transition to a future of net-zero carbon emissions. In our shareholder engagement efforts, sustainability and ESG issues are among the more frequently discussed topics. Highlights of our recent sustainability achievements are below.

CLEANER ENERGY
• Clean Energy Future proposal filed
• GSMP II begins
• Zero Emission Certificates awarded
• Powering Progress updated
• Sold interests in coal-fired generating units
PROGRESS TOWARD OUR SUSTAINABILITY GOALS IN 2019
GOALS & ADVOCACY
• Vision of net-zero carbon emissions
• Goal of 80% CO_2 reduction by 2046
• CEO advocates for a national price on carbon
DISCLOSURE & GOVERNANCE
• Human Rights Practice adopted
• UN SDGs in Sustainability Report
• Climate change added to Governance charter
• First climate report

AMERICA'S MOST JUST COMPANIES

MEMBER OF
Dow Jones Sustainability Indices
In collaboration with RobecoSAM

CECP

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Corporate Governance – Our Approach to Sustainability

CLEANER ENERGY

Clean Energy Future

PSE&G’s $3.5 billion Clean Energy Future proposal calls for significant investments in energy efficiency, electric vehicle charging infrastructure, energy storage and advanced metering. The program is subject to approval by the New Jersey Board of Public Utilities (BPU).

ZECs to Preserve Nuclear

The BPU awarded Zero Emissions Certificates (ZECs) to all three New Jersey nuclear plants, recognizing their zero carbon benefits. The ZEC law demonstrates New Jersey’s intent to preserve nuclear plants for their clean air attributes and positive impact on jobs and on fuel diversity.

Gas System Modernization Continues

PSE&G completed Phase I of its Gas System Modernization Program (GSMP), which replaced approximately 450 miles of cast-iron and unprotected steel gas infrastructure over three years, avoiding approximately 75,000 tons of greenhouse gas (GHG) emissions. We began GSMP II, which calls for replacement of an additional 875 miles of aging gas mains through 2023.

Moving to a Cleaner, More Efficient Generating Portfolio

PSEG Power sold its 776-megawatt interest in the coal-fired Keystone and Conemaugh generating facilities and related assets, leaving PSEG Power with one remaining coal asset, which is scheduled for retirement in mid-2021.

Evaluating Offshore Wind and Renewable Investments

PSEG exercised its option on Ørsted’s Ocean Wind Project, which begins a period of exclusive negotiation to potentially acquire a 25% equity interest in the offshore wind project.

“Climate change is the preeminent challenge of our time. How PSEG and others in our industry respond to this challenge will define our legacy.”

Ralph Izzo, CEO

GOALS AND ADVOCACY

New, Updated Emissions Goals

As part of a major update to our Powering Progress Initiative, PSEG announced its goal to reduce GHG emissions from PSEG Power’s fleet by 80% from 2005 levels by 2046.

PSEG announced a vision for net-zero emissions by 2050, assuming necessary advances in technology, public policy and consumer behavior, including preservation of existing nuclear fleet, continued investment in renewable energy sources, retirement or sale of coal assets and no plans to acquire or build new fossil units.

Advocating for a National Price on Carbon

Ralph Izzo joined the CEO Climate Dialogue, a cross-sectoral organization that seeks to leverage CEO voices to build support for a national price on carbon and whose guiding principles for federal action include economy-wide GHG emissions reductions of 80% or more by 2050. Mr. Izzo also testified before the Congressional Subcommittee on Energy during a hearing titled, “Building a 100 Percent Clean Economy: Solutions for the U.S. Power Sector.”

DISCLOSURE AND GOVERNANCE

Adopted a Human Rights Practice

PSEG published its Human Rights Practice using the United Nations’ Guiding Principles on Business and Human Rights, underscoring our commitment to minimize any adverse effects of our operations on people or communities.

2020 Climate Report

PSEG announced its commitment to reporting annually on sustainability and climate using the Task Force on Climate-related Financial Disclosures framework, starting in 2020.

Enhanced ESG Disclosure and Transparency

PSEG published its Sustainability report incorporating a comprehensive analysis of its contributions to the United Nations Sustainable Development Goals. ESG disclosures are featured on our website.

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Corporate Governance – Transparency and Oversight of Political Participation and Spending

Transparency and Oversight of Political Participation and Spending

The Corporate Governance Committee oversees our political activities and contributions in accordance with our Corporate Political Participation Practice, which may be found at: https://s24.q4cdn.com/601515617/files/doc_downloads/corporate_responsibility/Practice_530-3_Corporate_Political_Participation.pdf

For purposes of transparency, we publish an annual political contributions report that includes our corporate contributions to candidates, trade associations and other political and social welfare organizations. PSEG requests that trade associations to which it paid total annual payments of $50,000 or more identify the portion of dues or payments received from PSEG that were used for expenditures or contributions that, if made directly by PSEG, would not have been deductible under Section 162(e)(1)(B) of the Internal Revenue Code (IRC). The report is available on our website.

What We Expect of Our Employees, Officers and Directors

We have a long-established corporate culture of emphasizing integrity, honesty and the highest ethical standards and require all to remain in compliance with our Standards of Conduct. Our Chief Compliance Officer has overall responsibility for administering the Standards of Conduct under the oversight of the Audit Committee of the Board.

The Standards of Conduct are posted on our website at: https://corporate.pseg.com/aboutpseg/leadershipandgovernance/standardsofconduct

Our Standards of Conduct:

•

Form an integral part of our business conduct compliance program and apply to all of our directors, employees and contractors, who are each responsible for understanding and complying with the Standards of Conduct;

•	Establish a set of written common expectations for dealings with investors, customers, fellow employees, competitors, vendors, government officials and the media; and

•	Provide procedures for seeking ethical guidance and reporting concerns, including a hotline.

We require every employee annually to complete a training program on, and to certify compliance with, the Standards of Conduct.

We commit to post on our website:

•	Any amendment to the Standards of Conduct; and

•

Any waiver from the Standards of Conduct that applies to any director, executive officer or person performing similar functions and that relates to any applicable SEC requirement. Waivers may be granted in exceptional circumstances only and must be made by the Board.

In 2019, we did not grant any waivers to the Standards of Conduct.

Our Standards of Conduct, Compliance Program, Related Person Transactions Practice and Conflicts of Interest Practice described below, establish clear policies and procedures regarding personal and business conduct. Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our directors or officers serves as a director or executive officer, must be approved by our Board. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

Certain Relationships and Related Party Transactions

Under our Related Person Transactions Practice, which is administered by the Corporate Governance Committee, directors and executive officers must report any potential related person transactions.

For purposes of our Related Person Transactions Practice, a related person transaction includes transactions in which PSEG is a participant, the amount involved exceeds $120,000 and a “related person” has or will have a direct or indirect interest. Related persons of PSEG consist of directors (including director nominees), executive officers, stockholders beneficially owning more than 5% of PSEG’s voting securities and the immediate family members of these individuals.

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Corporate Governance – Certain Relationships and Related Party Transactions

The Corporate Governance Committee reviews the facts and circumstances of each transaction and approves or ratifies related person transactions that it determines are in the best interests of PSEG and its stockholders. The Corporate Governance Committee’s consideration include:

•	Whether the transaction was in the ordinary course of business and at arm’s length, in accordance with the Company’s internal policies and procedures

•	Whether the transaction involved any special treatment of the related person

•	The purpose of the transaction and its potential benefits to PSEG
•	The approximate dollar value of the transaction

•	The related person’s interest in the transaction

•	Any other information regarding the transaction or the related person that the Committee deems relevant

PSEG Director Barry H. Ostrowsky is the President and CEO of RWJBarnabas Health (RWJBarnabas), a non-profit corporation incorporated in New Jersey.

•

In 2019, as part of the Company’s philanthropic activities and commitment to invest in the communities in which we do business, the Company, directly or through a subsidiary, donated approximately $58,450 to facilities affiliated with RWJBarnabas and the PSEG Foundation, a separate, 501(c)(3) organization that is funded by the Company but whose donations are not determined or influenced by the PSEG Board, donated approximately $135,000. It is expected that PSEG and the PSEG Foundation each will make future contributions to facilities affiliated with RWJBarnabas.

•

Since 2013, the Company’s subsidiary, PSEG Services Corporation (Services), has had a contractual arrangement with an RWJBarnabas affiliate, Robert Wood Johnson University Hospital Hamilton (RWJ Hamilton), pursuant to which RWJ Hamilton provides medical care, medical testing and related services to the Company and its subsidiaries. In 2019, the Company paid a total of approximately $275,000 for services provided pursuant to this arrangement. The Company expects to pay a similar amount in 2020.

•

Since 2008, the Company’s subsidiary, PSE&G, has engaged in an ongoing Hospital Energy Efficiency Program (HEE Program), through which PSE&G provides funds for energy efficiency upgrades to hospitals throughout the PSE&G service territory. The HEE Program was approved, and is overseen, by the BPU. PSE&G has committed to invest approximately $211.5 million through the HEE Program to a variety of hospitals over the course of several years. PSEG had made commitments of approximately $44.1 million to RWJBarnabas facilities. These projects are in various stages of completion, with several fully completed and others in progress or in the planning stage. The aggregate portion that RWJBarnabas facilities have committed to repay to PSE&G through utility bills in accordance with the BPU-approved terms of the program is equal to approximately $15.1 million. Because the HEE Program is ongoing, the investment and repayment figures are subject to change in the coming years.

Christopher LaRossa, brother of Ralph A. LaRossa, Chief Operating Officer of PSEG and one of the Company’s Named Executive Officers, is an employee of, and receives compensation from, PSE&G. During 2019, Christopher LaRossa served and currently serves as District Manager – Regulatory Policy and Procedure. The approximate total compensation paid to Christopher LaRossa during 2019 was within the range set for employees with comparable qualifications and responsibilities who held similar positions at the Company (salary of $111,500 to $223,100 plus incentive compensation targeted at 20% of salary). He also received health insurance and other benefits available to all other employees in a similar position. His compensation was determined in accordance with our compensation practices applicable to employees who hold similar positions. Ralph A. LaRossa did not and does not have any direct responsibility for directing or reviewing his brother’s work or any influence over his brother’s compensation or the other terms of his employment.

The Corporate Governance Committee reviewed all of the transactions referenced above and determined that they are in the best interests of PSEG and its stockholders. We do not have any other related person transactions that meet the requirements for disclosure in this Proxy Statement.

Conflicts of Interest

The Governance Principles provide that a director must notify the Chair of the Corporate Governance Committee if the director encounters a conflict of interest or proposes to accept a position with a new entity so that potential conflicts of interest may be reviewed. Our Conflicts of Interest Practice applies to all employees, contractors, suppliers and any third party working on behalf of PSEG and covers situations where individual interests are or could be at odds or in conflict with PSEG’s interests. These situations are required to be reported to our Office of Ethics and Compliance, which may conduct an investigation or take actions it deems appropriate.

26    PSEG 2020 Proxy Statement

Security Ownership Table

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of February 21, 2020, beneficial ownership of our common stock by the directors and nominees and the currently serving executive officers named in the 2019 Summary Compensation Table. None of these amounts exceeds one percent of our common stock outstanding. The table also shows as of February 21, 2020, beneficial ownership in shares by any person or group known to us to be the beneficial owner of more than five percent of our common stock. According to the Schedule 13G filed by each owner with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name	Owned Shares (#)(1)	Restricted Stock (#)(2)	Stock Units/ RSUs (#)(3)	Phantom Shares (#)(4)	Deferred Equity Shares (#)(5)	Stock Options (#)(6)	Amount of Beneficial Ownership of Common Stock (#)	Percent of Class (%)
Directors:
Willie A. Deese	-	-	11,830	-	-	-	11,830	<1
William V. Hickey	6,332	9,600	48,398	24,005	-	-	88,335	<1
Shirley Ann Jackson	5,604	9,600	48,398	-	-	-	63,602	<1
David Lilley	-	-	41,065	31,441	-	-	72,506	<1
Barry H. Ostrowsky(7)	-	-	5,107	-	-	-	5,107	<1
Scott G. Stephenson(8)	-	-	-	-	-	-	-	<1
Laura A. Sugg(9)	210	-	2,351	-	-	-	2,561	<1
John P. Surma(10)	1,736	-	-	-	-	-	1,736	<1
Richard J. Swift	304	14,400	48,398	59,224			122,326	<1
Susan Tomasky	-	-	27,391	-	-	-	27,391	<1
Alfred W. Zollar	-	-	27,180	-	-	-	27,180	<1

NEOs:
Ralph Izzo(11)	22,697	-	86,129	-	1,454,982	-	1,563,808	<1
Daniel J. Cregg(11)	44,100	-	15,511	-	10,943	-	70,554	<1
Ralph A. LaRossa(11)	8,534	-	49,317	-	143,731	-	201,582	<1
Tamara L. Linde(11)	33,078	-	14,961	-	-	-	48,039	<1
David M. Daly(11)(12)	27,732	-	11,583	-	-	-	39,315	<1

All Directors, NEOs and Executive Officers of the Company as a Group (18 Persons):
	221,061	33,600	447,277	114,670	1,609,656	-	2,426,264	<1

Certain Beneficial Owners:
Blackrock, Inc. (13)							43,370,761	8.60
Capital World Investors (14)							29,647,312	5.80
State Street Corporation (15)							28,543,311	5.64
Vanguard Group, Inc. (16)							42,378,686	8.37

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, Employee Stock Purchase Plan, shares owned jointly by or with a spouse and shares held in a trust or a custodial account.

(2)	Includes restricted stock granted to directors under the former Stock Plan for Outside Directors.
(3)

Includes vested and unvested RSUs granted to executive officers under the LTIP and stock units granted to directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(4)

Includes phantom shares accrued under the Directors’ Deferred Compensation Plan for those individuals who have elected to have the earnings on their deferred payments calculated based upon the performance of our common stock, with no voting rights and all payouts in cash.

(5)	Includes shares deferred under the Equity Deferral Plan, with no voting rights.
(6)	Stock options granted under the LTIP, all of which have been exercised. There are no outstanding stock options.
(7)	Mr. Ostrowsky joined the Board in February 2018 and has not yet met his ownership requirement.
(8)	Mr. Stephenson joined the Board in February 2020 and has not yet met his ownership requirement.
(9)	Ms. Sugg joined the Board in January 2019 and has not yet met her ownership requirement.

PSEG 2020 Proxy Statement    27

Security Ownership Table – Delinquent Section 16(a) Reports

(10)	Mr. Surma joined the Board in November 2019 and has not yet met his ownership requirement.
(11)	Address: 80 Park Plaza, Newark, NJ 07102
(12)	Mr. Daly was elected to his current position effective October 2, 2017 and has until January 2023 to meet his ownership requirement.
(13)	As reported on Schedule 13G filed on February 5, 2020. Address: 55 East 52nd Street, New York, NY 10055.
(14)	As reported on Schedule 13G filed on February 14, 2020. Address: 333 South Hope Street, Los Angeles, CA 90071.
(15)	As reported on Schedule 13G filed on February 13, 2020. Address: One Lincoln Street, Boston, MA 02111.
(16)	As reported on Schedule 13G filed on February 12, 2020. Address: 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports

The following information is based upon our review of Forms 3 and 4 filed in 2019 and Forms 5 filed with respect to 2019 with the SEC under Section 16(a) of the Securities Exchange Act of 1934, as amended, regarding transactions involving our common stock. During 2019, none of our directors was late in filing a Form 3, 4 or 5 in accordance with the applicable requirements of the SEC. For our Named Executive Officers, exceptions due to administrative oversight were: one Form 4 was filed late for Ralph A. LaRossa, reporting the sale of 1,650 shares per his 10b5-1 Plan and one Form 4 was filed late for each of Ralph Izzo, Daniel J. Cregg, Ralph A. LaRossa, Tamara L. Linde and David M. Daly, reporting their annual awards of restricted units.

DIRECTOR COMPENSATION

The table below reports 2019 compensation to directors except Mr. Izzo, as explained below, under How Our Directors Are Compensated.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Willie A. Deese	155,000	135,018	-	-	-	150	290,168
William V. Hickey	158,333	135,018	-	-	-	150	293,501
Shirley Ann Jackson	203,333	135,018	-	-	-	150	338,501
David Lilley(4)	206,250	135,018	-	-	-	-	341,268
Barry H. Ostrowsky	148,333	135,018	-	-	-	150	283,501
Thomas A. Renyi(5)	65,000	-	-	-	-	10,150	75,150
Laura A. Sugg	135,000	135,018	-	-	-	-	270,018
John P. Surma	12,917	-	-	-	-	-	12,917
Richard J. Swift	178,333	135,018	-	-	-	-	313,351
Susan Tomasky	158,333	135,018	-	-	-	150	293,501
Alfred W. Zollar	160,000	135,018	-	-	-	-	295,018

(1)

Includes all meeting fees, chair/committee retainer fees and the annual retainer, as described below under How Our Directors Are Compensated, and reflects time served in a particular position throughout the year. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below.

Deese ($)	Hickey ($)	Jackson ($)	Lilley ($)	Ostrowsky ($)	Renyi(5) ($)	Sugg ($)	Surma ($)	Swift ($)	Tomasky ($)	Zollar ($)
-	158,333	203,333	-	-	65,000	-	-	-	-	-

(2)

For each, the grant date fair value of the award on May 1, 2019, equated to 2,297 stock units, rounded up to the nearest whole share, based on the then current market price of the common stock of $58.78. In addition, each individual’s account is credited with additional stock units on the quarterly dividend dates at the then current dividend rate. The following table shows outstanding stock units granted under the Directors’ Equity Plan and restricted stock granted under the prior Stock Plan for Outside Directors, as of December 31, 2019:

	Deese (#)	Hickey (#)	Jackson (#)	Lilley (#)	Ostrowsky (#)	Renyi (#)	Sugg (#)	Surma (#)	Swift (#)	Tomasky (#)	Zollar (#)
Stock Units	11,830	48,398	48,398	41,065	5,107	-	2,351	-	48,398	27,391	27,180
Restricted Stock	-	9,600	9,600	-	-	-	-	-	14,400	-	-

(3)	Consists of charitable contributions made by us on behalf of each individual, including a special contribution in honor of Mr. Renyi’s retirement.
(4)	Due to an administrative oversight, $41,250 that was payable in 2018 was delayed and paid in 2019.
(5)	Service on our Board ended in April 2019.

28    PSEG 2020 Proxy Statement

Director Compensation – How Our Directors Are Compensated

How Our Directors Are Compensated

As provided in our Governance Principles, director compensation is reviewed periodically by the Corporate Governance Committee, which recommends approval to the Board. Our compensation to non-management directors is comparable to median director compensation among our peer companies, in order to be able to attract and retain high quality Board members. This compensation includes a cash retainer, RSUs and reimbursement for expenses for attending Board and committee meetings and related functions. Ralph Izzo, who is compensated as our CEO does not receive any additional compensation for Board membership. His compensation as an employee is shown in this Proxy Statement in the executive compensation tables and the Executive Compensation section. In accordance with PSEG’s Certificate of Incorporation, the Company provides indemnity and reimbursement of expenses to the full extent permitted by law and provides directors’ and officers’ insurance.

Every two years, our independent compensation consultant, CAP, advises the Corporate Governance Committee on the competitiveness of our director compensation.

The independent directors are compensated according to the schedule shown below. All amounts are paid in cash, except the equity grant, which is paid in common stock units equal to the amount shown. All payments to the Chairs and committee members, as indicated, are per assignment and are in addition to the annual retainer and equity grant. Following a review of peer company market data conducted by CAP, the fee schedule was last revised effective May 1, 2016. The fee schedule, among other things, was last reviewed by CAP in 2019 and no changes were made to the fee schedule at that time.

Fee Schedule ($)
Annual Retainer	95,000
Annual Equity Grant	135,000
Lead Director	40,000
Committee Chair: Audit; Organization and Compensation Committee (O&CC)	30,000
Committee Chair: Corporate Governance; Finance	25,000
Committee Chair: Fossil Generation; Nuclear Generation	12,500
Committee Member: Audit	20,000
Committee Member: Corporate Governance; Executive; Finance; O&CC	20,000
Committee Member: Fossil Generation; Nuclear Generation	10,000

Directors’ Stock Ownership Requirement

Our Governance Principles require that our directors own shares of our common stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to six times the annual retainer (which is currently $95,000 for a total required ownership level of $570,000) before they may sell any PSEG stock. The Board raised the minimum ownership requirement in 2019 from five to six times the annual retainer to be aligned with market practice. All incumbent directors currently meet this stock ownership level except for our four newest directors: Barry H. Ostrowsky, who joined the Board in February 2018; Laura A. Sugg, who joined the Board in January 2019; John P. Surma, who joined the Board in November 2019 and Scott G. Stephenson who joined the Board in February 2020. Additional details can be found in the table under Security Ownership of Directors, Management and Certain Beneficial Owners on page 27.

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each of our outside directors is granted an award of stock unit equivalents each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in the director’s name and accrues credits equivalent to the dividends on shares of our common stock. If a director does not remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Distributions of all deferred equity under the Directors’ Equity Plan are made in shares of our common stock after the director terminates service on the Board in accordance with elected distributions, which may be either in a lump-sum payment or, with respect to grants made prior to 2012, in annual payments over a period of up to ten years.

Under the Directors’ Equity Plan, beginning with grants made in 2012, directors may elect to receive distribution of a particular year’s deferrals either upon termination of service or after a specified number of years or, effective in 2020, directors who have met the stock ownership requirement may elect to receive distribution of shares upon vesting. A director may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years. Distribution elections must be made prior to the date of the award.

PSEG 2020 Proxy Statement    29

Director Compensation – How Our Directors Are Compensated

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, directors may elect to defer any portion of their cash fees. Elections must be made in the calendar year prior to the year of payment. When deferral is elected, the director must make an election as to the timing of the distribution from the Directors’ Deferred Compensation Plan account. Distributions are made in cash.

For amounts deferred prior to 2012, distributions may begin (a) on the thirtieth day after the date of termination of service as a director or, in the alternative, (b) on January 15th of any calendar year following termination of service, but in any event no later than the later of (i) January of the year following the year of the director’s 71st birthday or (ii) January following termination of service. Directors may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of one lump-sum payment or annual distributions over a period of up to ten years.

For compensation deferred beginning in 2012, directors may elect to begin distribution of a particular year’s deferrals, either (a) within 30 days of termination of service or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

30    PSEG 2020 Proxy Statement

Compensation Discussion and Analysis

We recognize that executive compensation is an important matter for our stockholders. As required by Section 14A of the Exchange Act, we provide you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as say-on-pay.

This vote is held annually and is non-binding, but the Board, the Organization and Compensation Committee and management carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation.

The next say-on-pay vote will occur at our 2021 Annual Meeting of Stockholders. The next say-on-frequency vote, which determines how often the say-on-pay vote is to be held, will also occur at our 2021 Annual Meeting of Stockholders.

The Organization and Compensation Committee has approved the compensation arrangements discussed in the Report of our Organization and Compensation Committee, the Executive Compensation section and the compensation tables. We encourage you to read our Executive Compensation section, in which we explain the reasons supporting our executive pay decisions. We have summarized the highlights in our Executive Compensation Summary.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions and performance. We are asking you to indicate your support of our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our Named Executive Officers as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask for you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the applicable rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Vote required: We will tally the votes cast in person or by proxy, excluding abstentions and shares withheld or for which no instructions are given.

THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION IN THIS PROPOSAL.

PSEG 2020 Proxy Statement    31

Compensation Discussion and Analysis – Executive Compensation Summary

EXECUTIVE COMPENSATION SUMMARY

•      2019 Named Executive Officers

•     2019 Company Performance Overview

•      Executive Compensation Philosophy and Pay for Performance

•     Executive Compensation

•      Say-on-Pay and Shareholder Engagement

•     Executive Compensation Best Practices

•      Peer Comparison and Benchmarking

•     How We Compensate Our Executives

•      Our Compensation Elements Explained

•     Executive Compensation Governance Features and Controls

•      Accounting and Tax Implications

•     Compensation Committee Interlocks and Insider Participation

•      Executive Compensation Tables

2019 Named Executive Officers

Ralph Izzo, Chairman of the Board, President & CEO
Daniel J. Cregg, Executive Vice President (EVP) & CFO
Ralph A. LaRossa, Chief Operating Officer (COO) - PSEG (1)
Tamara L. Linde, EVP & General Counsel
David M. Daly, President & COO - PSEG Utilities and Clean Energy Ventures(2)

(1)

Mr. LaRossa was elected to the position of COO - PSEG, effective January 1, 2020. During 2019, he was President & COO of PSEG Power. He continues to hold the positions of President and COO of PSEG Power in addition to his current position.

(2)

Mr. Daly was elected to the position of President & COO - PSEG Utilities and Clean Energy Ventures, effective January 1, 2020. During 2019, he was President & COO of PSE&G and Chairman of the Board (COB) of PSEG Long Island. He continues to hold the positions of President of PSE&G and COB of PSEG Long Island.

2019 Company Performance Overview

The charts below compare the relative contributions to earnings of PSE&G and PSEG Power over the past five years and show our steady earnings and consistent dividend growth in those years. This impact on our earnings is reflected in the realized pay of our Named Executive Officers, since our executive compensation program links incentive payouts to earnings measures over multiple time frames. Accordingly, we show below the annual TSR and ROIC in the last three years compared to our 2019 peer group. Our financial highlights are presented on page 3. You can find a more comprehensive discussion of our 2019 business and financial performance in our 2019 Form 10-K.

32    PSEG 2020 Proxy Statement

Compensation Discussion and Analysis – 2019 Company Performance Overview

See Appendix A on pages 72-73 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG 2020 Proxy Statement    33

Compensation Discussion and Analysis – Executive Compensation Philosophy and Pay for Performance

Executive Compensation Philosophy and Pay for Performance

Our program aligns executive compensation to the successful execution of our strategic plans, meeting our financial and operational goals and delivering strong returns while balancing the interests of our multiple stakeholders. These include our stockholders, the customers we serve, our employees and the communities in which we operate. We attract and retain exceptional executive talent needed for long-term success by ensuring our compensation is market competitive with our peers.

Our SMICP focuses on financial and operating performance over a one-year period while our LTIP, which includes our PSUs, focuses on outperforming our peers on a multi-year horizon. The goals of individual Named Executive Officers, including our CEO, place a high value on strategic initiatives, long-range planning, disciplined investments, ESG priorities and operational excellence that enhance value and our responsibilities as a public utility. The actual value of compensation, especially equity grants, reflect our Company’s performance over time.

For 2019, we set SMICP targets that were higher than actual 2018 results for the PSEG and PSE&G earnings components. Recognizing that our business is highly sensitive to factors outside our control, including energy prices and weather, in some years our goals in the SMICP may be below the prior year’s results, which is common among our peers. Accordingly, PSEG Power’s 2019 SMICP earnings component was set slightly below 2018 actual results.

Actual Payout Compared to Target

The Organization and Compensation Committee annually reviews and evaluates our compensation program and maintains the flexibility to make decisions about actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. In addition to the established performance measures, these may include economic, market and competitive conditions, regulatory and legal requirements, internal pay equity considerations, ESG priorities and peer group or market practices. The Organization and Compensation Committee and the Board align strong pay for performance with long-term stockholder value creation without encouraging excessive risk taking.

2019 Target Compensation Summary

Overall target compensation should be competitive compared to individuals in our peer group so that we can attract, engage, motivate and retain exceptional talent. The 2019 compensation decisions are reflective of each executive’s role, responsibilities, performance and time in position. Our 2019 target compensation is as follows:

			Target Total	Long-Term		Target Total
	Base Salary	Annual	Cash	Incentive($)		Compensation
Executive	($)	Incentive	($)	PSUs	RSUs	($)
Ralph Izzo	1,380,000	125%	3,105,000	5,176,535	2,218,554	10,500,089
Daniel J. Cregg	660,200	75%	1,155,350	980,043	420,020	2,555,413
Ralph A. LaRossa	737,700	75%	1,290,975	980,043	420,020	2,691,038
Tamara L. Linde	620,000	75%	1,085,000	910,000	390,054	2,385,054
David M. Daly	569,300	75%	996,275	770,039	330,011	2,096,325

The above values may not match the Summary Compensation Table due to timing of increases and accounting valuation of equity awards.

34    PSEG 2020 Proxy Statement

Compensation Discussion and Analysis – Say-on-Pay and Shareholder Engagement

EXECUTIVE COMPENSATION

Say-on-Pay and Shareholder Engagement

At the 2019 Annual Meeting, our stockholders voted approximately 93.5% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay-for-performance philosophy. We continuously review our executive compensation program in recognition of investor feedback and adjust, as appropriate, the compensation of our executives in light of their performance, our business results, our financial condition and the competitive market for the role.

93.5% of stockholders voted in favor of 2019 say-on-pay proposal	We strongly encourage investor feedback and will continue to review and make changes to our executive compensation program in recognition of investor interests, evolving trends and best practices.

In particular, the Organization and Compensation Committee, with input from our independent compensation consultant, CAP, considered the 2019 say-on-pay vote result and current market practices as it evaluated our executive compensation program. During the past year, we actively reached out to many of our largest investors to advise them of recent compensation and governance actions we have taken and to listen to any concerns they may have. We always welcome stockholders’ comments and suggestions and continue to consider the outcome of the say-on-pay vote on our program design.

Executive Compensation Best Practices

What We Do	What We Don’t Do

✓  Pay for performance, with a significant portion of target compensation at risk

✓  Set stretch performance goals

✓  Competitive pay, targeted around the median

✓  Maximum payout cap for incentive plans

✓  Minimum vesting of three years for RSUs and PSUs

✓  Double trigger in the event of a change-in-control to receive severance benefits

✓  Clawback policy that applies to financial restatements or in the event of misconduct or material violations of our Standards of Conduct

✓  Robust stock ownership guidelines for executives

✓  Independent executive compensation consultant reviews executive compensation programs and practices

✓  Engage stockholders to solicit feedback on our compensation program

✓  Uniform retirement formulas for all employees

x  No guaranteed incentive compensation

x  No excise tax gross ups

x  No hedging or pledging for any employee, including officers and directors

x  No compensation plans that encourage or reward executives’ excessive risks

x  No dividends paid on unearned awards

x  No repricing or exchange of underwater stock options

x  No excessive perks

x  No longer offer additional service credit for pension calculation

PSEG 2020 Proxy Statement    35

Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Peer Comparison and Benchmarking

How We Choose Peers for Benchmarking

We evaluate and set executive compensation to be competitive within an identified peer group comprised of similarly sized energy companies. We consider our peers’ earnings, market capitalization and revenue. Because our revenue is driven by energy demand and prices that are outside the control of management, we emphasize earnings over revenue. We believe this approach is more reflective of the complexities of our business when comparing across companies.

Each year, we re-evaluate the peer group to assess its appropriateness. We removed PG&E Corporation in early 2019 due to its bankruptcy announcement. Our peer companies for 2019 are listed below.

Peer Companies
Ameren Corporation	American Electric Power Co., Inc.	CenterPoint Energy, Inc.
Consolidated Edison, Inc.	Dominion Resources, Inc.	DTE Energy Company
Duke Energy Corporation	Edison International	Entergy Corporation
Eversource Energy	Exelon Corporation	FirstEnergy Corp.
NextEra Energy, Inc.	NRG Energy, Inc.	PPL Corporation
Sempra Energy	Southern Company	Xcel Energy Inc.

How We Use Peer Data

•	Reference point for setting 2019 pay levels
•	Target the median (50th percentile) of the peer group for Total Direct Compensation
•	Assess our performance under our LTIP and the alignment between pay and performance
•	Review incentive plan design, equity usage and governance practices

Pay Governance LLC assists in analyzing the annual Willis Towers Watson Energy Services Executive Compensation Survey–U.S. assessment of the market using the peer companies. We use the peer group data to the extent each position is reported in the survey data. The Organization and Compensation Committee’s independent consultant, CAP, reviews the outcome of the competitive assessment and provides supplemental data on the peer group as required.

36    PSEG 2020 Proxy Statement

Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Compensation Benchmark

The Organization and Compensation Committee considers a range of approximately +/-20% of the 50th percentile of benchmark positions to be within the competitive range, with an emphasis on Total Direct Compensation.

When an executive is promoted into a new role, we do not necessarily bring them to the market median immediately. Instead, we will bring them to median over a multi-year period. Conversely, executives who have been in their roles a significant amount of time may exceed the median of peers due to experience and performance.

Base salary, target Total Cash Compensation and target Total Direct Compensation of each of the Named Executive Officers as a percentage of the comparative median benchmark levels of the peer group are noted below, along with each individual’s time in position.

Percent of Comparative Median Benchmark Levels (2019)

Chart reflects executive compensation decisions made in December 2018.

.

PSEG 2020 Proxy Statement    37

Compensation Discussion and Analysis – How We Compensate Our Executives

How We Compensate Our Executives

Element	Purpose	Description
Base Salary	Recognizes executives’ competencies, experience, job responsibilities, skills, internal equity and the competitive market for the position.

Each Named Executive Officer’s base salary is based on market data, CEO recommendations, performance and additional factors including time in position, leadership, managerial skills and other personal contributions. (See page 41 for details.)

Annual Cash Incentive (SMICP)	Incentivizes the achievement of key financial, operational and strategic goals.

Our Named Executive Officers are eligible for an annual cash incentive under our SMICP. The incentive compensation is evaluated based on achievement of specific performance goals relating to four factors: Corporate EPS (Non-GAAP), business unit earnings, business unit scorecard and strategic goals, as well as individual performance. In setting our SMICP goals, we consider internal and external factors and set stretch goals to reflect an appropriate degree of difficulty. Participants also have “People Strong” goals that support strategic initiatives including ESG-related priorities. The payout period is one year and payout can range from zero to 200% of target percentage of salary. (See page 42 for details.)

Long-Term Incentive (LTIP)

Aligns Named Executive Officers’ interests with long-term interests of stockholders and the Company by rewarding for strong stock price performance and capital efficiency.

PSUs and RSUs facilitate retention and align the interest of officers with long-term stockholder value. In addition, PSUs reward strong financial and stock price performance over a longer time frame.

Named Executive Officers, other officers and key employees are eligible to participate in the LTIP. The CEO develops recommendations for LTIP awards for each Named Executive Officer except for himself and submits these recommendations to the Organization and Compensation Committee for approval. Factors that are considered in the determination of award amounts are the competitive market and the individual’s role, responsibilities and contribution as well as talent retention needs. With respect to the CEO, the Organization and Compensation Committee develops a recommended award opportunity in consultation with CAP and submits the proposal for approval by the Board.

PSUs are measured over a three-year period based 50% upon TSR vs. peers and 50% on ROIC vs. peers with the opportunity to earn between zero and 200% of target. RSUs cliff vest at the end of three years, unless retirement eligible, when RSUs vest one-twelfth per month over one year. All of our Named Executive Officers are retirement eligible. The pay mix for Named Executive Officers is 70% PSUs and 30% RSUs. (See page 40 for details.)

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Compensation Discussion and Analysis – How We Compensate Our Executives

Element	Purpose	Description
Retirement and Post- Employment Benefits	Facilitates attraction and retention and provides participants with the opportunity to effectively manage the timing of income and tax liability.

Retirement Benefits (See page 45 for details.)

All employees, including the Named Executive Officers, receive certain qualified retirement benefits under one of the Pension Plans of PSEG (Pension Plans), which provide either a traditional defined benefit pension (Final Average Pay Component) or a cash balance defined benefit pension (Cash Balance Component). Each of our Named Executive Officers currently participates only in the Final Average Pay Component.

In addition to the qualified plan, we provide certain nonqualified retirement benefits under the Retirement Income Reinstatement Plan (Reinstatement Plan) and the Supplemental Executive Retirement Income Plan (Supplemental Plan).

Deferred Compensation Plans (See page 60 for details.)

We offer cash and equity deferred compensation plans to our officers. With respect to the cash deferred compensation plan, participants may choose from among several different investment options based upon the choices available in our 401(k) Plan as well as a market-based rate.

Severance Benefits (See page 61 for details.)

All of our Named Executive Officers participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits, as described under Potential Payments Upon Termination of Employment or Change-In-Control. We provide competitive severance benefits upon a change-in-control to officers.

See the section on Our Compensation Elements Explained below for more detail.

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Compensation Discussion and Analysis – How We Compensate Our Executives

Executive Pay Mix

The Organization and Compensation Committee finds that target Total Direct Compensation is a better measure for evaluating executive compensation than focusing on each of the elements individually and the Committee does not set a formula to determine the mix of the various elements. The Organization and Compensation Committee believes that the majority of a senior executive’s compensation should be performance-based, and the more senior an executive’s position is in the organization, the more that executive’s pay should be oriented toward long-term compensation.

The 2019 compensation mix is presented below for the CEO as well as for the average of other Named Executive Officers excluding the CEO. Value at risk represents performance-based incentive awards of cash, RSUs and PSUs.

Executive Performance and Goals

We have provided detailed calculations of the payouts under our SMICP and LTIP, including a discussion of the pre-established goals for these incentive plans and the performance achieved by our Named Executive Officers.

We do not disclose forward looking targets for our annual incentive plan, where the disclosure could result in competitive harm. On an annual basis, the Organization and Compensation Committee and CAP, the Committee’s independent consultant, review the degree of difficulty of the targets to ensure that the goals are driving performance. For our long-term plan, however, we use all relative metrics and the goal and corresponding payout percent are noted in the 2019 Grants section.

Targets are set based on the proposed business plan and a rigorous process is undertaken at the start of each year to determine the range of performance for each measure. The corporate and business unit performance goals are set at levels that require strong performance for a target payout and superior performance for a greater than target payout.

CEO Compensation

Mr. Izzo has demonstrated strong performance over his tenure as CEO. The changes to the key terms of Mr. Izzo’s compensation in 2019 were as follows:

Component	2019 vs. 2018
Base Salary	• Increased annual salary to $1,380,000 for 2019 from $1,340,000 in 2018.
• Positioned at 107% of the market median.
Annual Cash Incentive	• Maintained annual incentive target at 125% of salary for 2019.
• Positioned at 109% of the market median for target Cash Compensation.
Long-Term Incentive	• Increased target long-term incentive to $7,395,089 (reported in the Summary Compensation Table at grant date fair value) in February 2019, a 6% increase from 2018.
• Positioned at 111% of the market median for target Total Direct Compensation

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Compensation Discussion and Analysis – How We Compensate Our Executives

2019 vs. 2018 Target Compensation for CEO

(in thousands)

The graph does not include change in pension values and nonqualified deferred compensation earnings and all other compensation, which are shown in the Summary Compensation Table. SMICP and LTIP amounts in the graph above reflect the target values. Actual payouts are reported in the Executive Compensation section following the applicable performance period.

After meeting in executive session without the CEO present, the Organization and Compensation Committee recommended the CEO’s compensation to all of the independent directors, who approved the compensation.

Our Compensation Elements Explained

Executive Base Salary

Each Named Executive Officer’s base salary level is reviewed annually by the Organization and Compensation Committee. The Organization and Compensation Committee considers base salaries and salary adjustments for individual Named Executive Officers other than the CEO based on market data, CEO recommendations, performance and additional factors including leadership, time in position and other personal contributions. Mr. Izzo received a base salary increase of 3% in 2019. Other Named Executive Officer increases ranged from 3% to 9%.

Executive Annual Cash Incentive

Our Named Executive Officers are eligible for an annual cash incentive under our SMICP. The Organization and Compensation Committee evaluates each Named Executive Officer’s incentive compensation based on achievement of specific performance goals relating to the Company’s and the applicable business unit’s earnings, a business unit scorecard and strategic goals. The business unit scorecard metrics are comprised of goals based on financial, operational and strategic performance of the respective business unit. The focus is on performance measured against benchmarked targets and continuous improvement from prior year. The Organization and Compensation Committee approves the incentive compensation for all Named Executive Officers except the CEO. The Organization and Compensation Committee recommends the CEO’s incentive compensation to the Board, which approves it.

All executive officers have strategic “People Strong” goals, including leadership, continuous improvement and leading practices in support of Company-wide strategic initiatives. The goals foster a culture of inclusion inside the Company as well as in the communities we serve. The business unit scorecard and other strategic goals focus on the following categories: People, Safe and Reliable, Economic and Greener Energy, which are benchmarked, when possible, against the broader utility industry, setting our targets at the top quartile (or the top decile for safety-related measures). Mr. Izzo has a larger percentage tied to additional strategic objectives focused more broadly on Operational Excellence, Financial Strength and Disciplined Investments.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Operational Excellence	Financial Strength	Disciplined Investments

•  Achieve top quartile performance in providing safe, reliable, economic and greener energy

•  Continuously improve operations through a culture that recognizes the value of diversity and inclusion and an environment where all employees value safety, integrity, continuous improvement and customer service and are engaged and comfortable speaking up

•  Attract, develop and retain a high-performing and diverse workforce

•  Achieve earnings targets and improve long-term growth prospects while maintaining strong credit ratings

•  Relentless focus on cost control and deliver on business plan commitments

•  Execute on cost efficiency and business optimization initiatives

•  Deliver value through strong relations with key stakeholders – customers, stockholders, employees, regulators, governments and communities

•  Advocate for policies and rules that fairly compensate the utility and generation business while supporting appropriate environmental standards

•  Execute planned investment programs and complete remaining new construction build on time and in compliance with budget

•  Develop and execute strategies to profitably grow the competitive, environmentally advantaged generation and related businesses

Each Named Executive Officer’s performance under each applicable factor — corporate EPS, business unit earnings, business unit scorecard and strategic goals — could range from zero to 2.0 (200%) based on the achievement of pre-determined goals.

Target and Actual Performance Levels for 2019 Financial Metrics

(1)	For Power Adjusted EBITDA, discretion was applied to bring payout factor to threshold result.

Operating EPS (non-GAAP) excludes mark-to-market activity, Nuclear Decommissioning Trust (NDT) and other material one-time items. In order to provide a consistent comparison of earnings, PSE&G’s non-GAAP Operating Earnings results are adjusted for variances between actual interest expense and the business plan. PSEG Power’s non-GAAP Adjusted EBITDA excludes the same items as non-GAAP Operating Earnings, interest expense and depreciation and amortization. We further adjusted PSEG Power’s non-GAAP Adjusted EBITDA to exclude tax credit purchase costs, which directly impact income tax expense. We used these non-GAAP measures because we believe they better reflect operating performance and more directly relate to ongoing operations of the businesses. See Appendix A on pages 72-73 for reconciliation to GAAP of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Executive Long-Term Incentive

The LTIP, as amended and restated, was approved by our stockholders at the 2013 Annual Meeting. Named Executive Officers, other officers as determined by the Organization and Compensation Committee and other key employees, as selected by the CEO within guidelines established by the Organization and Compensation Committee, are eligible to participate in the LTIP.

The CEO develops recommendations for LTIP awards for each Named Executive Officer except for himself and submits these recommendations to the Organization and Compensation Committee for approval. Factors that are considered in the determination of award amounts are the competitive market and the individual’s role, responsibilities and contribution as well as talent retention needs. The value of an executive’s current holdings is not a consideration, though it is reviewed periodically by the Organization and Compensation Committee to evaluate officers’ stock ownership compared with our requirements. With respect to the CEO, the Organization and Compensation Committee develops a recommended award opportunity in consultation with CAP and submits the proposal for approval by the Board. Grants are typically made each February.

RSUs are denominated in units of common stock and cliff vest at the end of three years. For retirement eligible employees, RSUs vest one-twelfth for each month of service beginning in the year of the grant of the RSUs and are fully vested at the end of that year. RSUs are payable in shares of our common stock at the end of the three-year period. PSUs are denominated in units of common stock and are subject to achievement of certain performance goals over a three-year period. PSUs are payable as determined by us in shares of our common stock. PSUs vest at the end of the performance period. For retirement eligible employees, PSUs vest one thirty-sixth for each month of service beginning in the year of the grant of the PSUs and are fully vested at the end of the performance period. Unvested RSUs and PSUs are forfeited upon retirement or termination of service. Any PSU payments are made following the conclusion of the performance period.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

2017 Grant PSU Result: LTIP awards of PSUs made for the three-year performance period ended December 31, 2019 were reported in our Proxy Statement (other than for Mr. Daly who was not a Named Executive Officer at the time of the report) at fair value at the time of the grants. These PSU grants were subject to the achievement of goals related to relative TSR and relative ROIC vs. peers.

We determine ROIC by dividing Net Income (adjusted for interest expense, excluding amounts related to securitized debt) by debt and equity (adjusted for securitized debt).

The performance schedule for relative TSR and ROIC is determined by ranking within the peer group. Shown below are the ranks and payout factors at threshold, target and maximum levels and our actual rank for this period:

For 2017 grants, the peer group consisted of 19 companies plus PSEG.

Based on the performance results for that period, as approved by the Organization and Compensation Committee, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly, and as recommended by the Organization and Compensation Committee and approved by the Board, Mr. Izzo, will receive payment in 2020 of shares of our common stock equal to 142% (see table below) of the grant target amounts. Although Mr. Daly was not a Named Executive Officer at the time he received his LTIP award in February 2017, we have included his payout in 2020 for the performance period.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Determination of Individual Payouts for Executives: Based on these results, participants earned a PSU payout of 142%. The dollar amount of each payout, made in shares of our common stock, is shown below, calculated using the average of the high and low price of our common stock on March 2, 2020, $52.52. These amounts are reported in the Option Exercises and Stock Vested during 2019 Table.

NEO	PSUs Granted (#)	PSUs Earned (#) (1)	PSUs Payout ($) (1)
Ralph Izzo	101,067	159,093	8,355,564
Daniel J. Cregg	15,549	24,476	1,285,480
Ralph A. LaRossa	20,214	31,820	1,671,186
Tamara L. Linde	15,549	24,476	1,285,480
David M. Daly	3,610	5,683	298,471

(1)	Reflects rounding and includes accrued dividend equivalents earned.

2019 Grants: The structure of the long-term incentive is consistent with the prior grants as described in the Executive Long-Term Incentive section above, in the form of 70% PSUs and 30% RSUs vesting at the end of three years. Payouts, if any, will be based on TSR vs. peers and ROIC vs. peers on the scale below.

Performance vs. Peers	Payout
Rank 5	200%
Rank 10	100%
Rank 15	20%
Rank 16 and Higher	0%

Note: Chart reports payout scale for 18 peers plus PSEG for a total of 19. This scale could be adjusted if a peer undergoes a change such as being acquired.

The grants included in our Summary Compensation Table were approved in February 2019 for the Named Executive Officers. These grants are for the three-year performance period ending December 31, 2021 and are shown in the 2019 Grants of Plan-Based Awards Table. These awards are also reported in the Summary Compensation Table at the grant date fair value.

Retirement and Post-Retirement Benefits

Deferred Compensation Plans: We offer a deferred compensation plan to our officers so they can more effectively manage their personal tax obligations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan (except the Company Stock Fund and the Fidelity Brokerage Link Account), as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan that provides officers with the opportunity to defer equity compensation. The election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares are held in a Rabbi Trust.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Retirement Benefits for Executives: All employees, including the Named Executive Officers, receive certain qualified retirement benefits under one of the Pension Plans, which provides either a Final Average Pay Component or a Cash Balance Component. The nature of the individual’s Pension Plan benefit depends upon the date of hire. Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly participate in the Final Average Pay Component as they each began employment before January 1, 1996.

In addition to the qualified plan, we provide certain nonqualified retirement benefits under the Reinstatement Plan and the Supplemental Plan. All of our Named Executive Officers participate in the Reinstatement Plan and Mr. Izzo and Mr. LaRossa participate in the additional limited benefit provisions of the Supplemental Plan. As described in the Pension Benefits Table, Mr. Izzo is eligible to receive additional years of credited service.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below. Amounts reported for 2019 reflect changes in the discount rate as well as actuarial changes, which impacted the benefit calculations.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants. We provide retirees with the opportunity to receive medical benefits with a subsidy available to participants in the Final Average Pay Component of the Pension Plan who meet the eligibility requirements.

Severance and Change-In-Control Benefits for Executives: We provide severance benefits in the event of certain employment terminations to all officers, including the Named Executive Officers. All of our Named Executive Officers participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits, as described under Potential Payments Upon Termination of Employment or Change-In-Control.

We provide severance benefits upon a change-in-control to officers. A change-in-control is by its nature disruptive to an organization and its executives. Executives are frequently key players in the success of organizational change. To assure the continuing performance of these executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package.

Neither our Key Executive Severance Plan nor Mr. Izzo’s severance agreement provide for gross-up payments from us in the event that any Named Executive Officer or other participant is subject to an excise tax related to receipt of a change-in-control payment. Both the Key Executive Severance Plan and Mr. Izzo’s severance agreement include a “double-trigger” provision on benefits, which are paid only in the event of termination of employment following a change-in-control. PSU payments, if any, are prorated. No benefits are paid in the event of a termination for cause.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control.

Limited Perquisites for Executives

We provide certain perquisites that are reasonably aligned with those of our peers or provide benefit to us, such as providing personal security to executives with a high public profile and allowing executives to be productive while commuting. These include an automobile stipend (and for the CEO, a driver), parking, reimbursement of relocation expenses, annual physical examinations, limited personal and spousal travel including use of aircraft (in accordance with the policy we have established and with CEO approval), home security, limited personal technology, charitable contributions on behalf of the individual, limited club memberships, limited reimbursement of credit card annual fees and limited personal entertainment. These perquisites are described in the 2019 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly hired executives.

Executive Compensation Governance Features and Controls

Role of the Compensation Consultant

The Organization and Compensation Committee has retained CAP as its independent compensation consultant to provide information, analyses and advice regarding executive and director compensation. Select responsibilities include:

•	Review compensation program and levels

•	Analyze pay and performance alignment

•	Provide comparative industry trends and peer data

•	Ad hoc support on executive compensation matters

CAP reports directly to the Organization and Compensation Committee and is prohibited from sharing certain information with management. CAP also periodically meets with the Organization and Compensation Committee in executive session without the presence of management and provides only executive compensation consulting services. In 2019, CAP attended four meetings of the Organization and Compensation Committee.

Management also retains a compensation consultant, Pay Governance, to provide market compensation data for our officers, including the Named Executive Officers. This data is made available to CAP.

In July 2019, the Organization and Compensation Committee reviewed CAP’s independence relative to the following factors: (i) CAP’s provision of other services to the Company; (ii) the amount of fees CAP receives from the Company as a percentage of CAP’s total revenue; (iii) the policies and procedures of CAP that are designed to prevent conflicts of interest; (iv) any business or personal relationship between Organization and Compensation Committee members and CAP or its compensation

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Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

consultants; (v) any PSEG stock owned by CAP or its compensation consultants; (vi) any business or personal relationship between our executive officers and CAP or any of its compensation consultants; and (vii) other factors that would be relevant to CAP’s independence from management. The Organization and Compensation Committee concluded that CAP is independent and no conflicts of interest exist.

Executive Compensation Risk Assessment

In 2019, CAP reviewed our compensation program to assess whether they could encourage excessive risk-taking. The risk assessment included a full inventory of all incentive compensation plans in the organization, including their design, metrics, goals and operation and a review of business and operational risks as well as governance and oversight practices and internal controls. Our Vice President and Chief Risk Officer, as well as our internal compensation professionals under the supervision of our Senior Vice President - Human Resources, provided input into this process as appropriate. Management and CAP reviewed this assessment with the Organization and Compensation Committee. Based on this review, the Organization and Compensation Committee determined that the programs are appropriately structured and do not encourage excessive risk-taking.

Our compensation programs include the following risk mitigation features:

•	Strong governance processes and controls in place.

•	A balanced total compensation package that includes a mix of base salary, benefits and annual and long-term incentive.

•	Multi-year vesting for long-term incentives.

•	Caps on the total amount of incentive compensation that can be earned and paid out annually.

•	Multiple dimensions of performance, including:

•	A balanced scorecard that includes, among other factors, ESG goals;

•	EPS (non-GAAP) for corporate financial performance; earnings (non-GAAP) for business unit performance; and key strategic and operational metrics that balance risks.

•	Organization and Compensation Committee oversight of incentive plan formulas, performance measures/goals and corresponding payment scales.

•	Equity compensation and our stock ownership and retention policy discourage a short-term focus.

•	A robust Clawback Practice.

Strong Clawback Practice

We have a Clawback Practice that has a three-year look-back and:

•	Applies to all incentive compensation for all non-represented employees;

•

Applies in the event of (i) a restatement of financial statements, (ii) recalculation of incentive compensation, in each case resulting from the employee’s misconduct or (iii) an employee’s act or omission that constitutes a material violation of our Standards of Conduct and that results or would have resulted in termination of employment; and

•	Is administered by the Organization and Compensation Committee for officer compensation.

Actual LTIP grants may contain additional provisions, such as recoupment for violations of non-compete, non-solicitation or confidentiality agreements. We will adjust the terms of our Clawback Practice as may be needed to comply with appropriate regulations and best practices.

Role of the CEO in Executive Compensation

The CEO attends Organization and Compensation Committee meetings, other than executive sessions. The CEO recommends changes to the salaries of his direct reports (who, in 2019, included the Named Executive Officers). The CEO develops and the Organization and Compensation Committee considers these recommendations in the context of each executive’s individual performance, experience in role and competitiveness of salary as well as internal equity among executives. The Organization and Compensation Committee believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

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Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

No Hedging and Pledging

We have a policy that prohibits all employees, including Named Executive Officers, other officers and directors, from hedging, short-selling or pledging our common stock. All employees are prohibited from trading in options, puts, calls or other derivative instruments related to PSEG equity or debt securities. They also are prohibited from purchasing our common stock on margin, borrowing against our common stock held in a margin account and or pledging our common stock as collateral for a loan. A direction to exercise and hold, or to exercise and sell, PSEG equity in compliance with an approved Rule 10b5-1 Plan is exempt from the requirement.

Trading Pre-clearance is Required for Directors and Officers

Under our Insider Trading Practice, all of our directors and officers, including the Named Executive Officers, are required to obtain pre-clearance from the Office of the General Counsel prior to engaging in any transaction involving our common stock and may only engage in transactions during “open window” periods or pursuant to pre-established plans.

Stock Ownership and Retention Policy for Executives

Our Stock Ownership and Retention Policy applies to our officers (as shown on the table). The required amount, including vested and unvested RSUs and 401(k) shares, but not unearned PSUs, must be acquired within five years.

Stock Ownership Requirement as Multiple of Base Salary
CEO	8x Salary
Other NEOs	4x Salary
Executive Vice President	4x Salary
Senior Vice President	2x Salary
Vice President	1x Salary

Each officer must retain 100%, after tax and costs of issuance, of all shares acquired through equity grants, including the vesting of restricted stock or RSU grants, payout of PSU awards and exercise of option grants, until the ownership requirement is met.

Mr. Izzo, Mr. Cregg, Mr. LaRossa and Ms. Linde have each met their respective requirement. Mr. Daly was elected to his current position in October 2017 and has until January 2023 to meet his ownership requirement.

Accounting and Tax Implications

The Organization and Compensation Committee has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (see Note 20 to Consolidated Financial Statements included in our 2019 Form 10-K) regarding the expensing of equity awards in determining the nature of the grants under the LTIP.

The Organization and Compensation Committee considers the tax-deductibility of our compensation payments as one factor in determining executive compensation. In addition, the Organization and Compensation Committee considers other factors in making decisions, as noted in this Executive Compensation section, and retains the flexibility to award compensation consistent with our compensation philosophy and program in the best interests of the Company and our stockholders even if it is not deductible. IRC Section 162(m) generally denies a deduction for federal and state income tax purposes for compensation in excess of $1 million for the CEO and certain other persons named in the Proxy Statement. At the time that the Organization and Compensation Committee made its decisions as to the 2017 incentive awards, an exemption existed for PSUs granted under the LTIP, as qualifying performance-based compensation pursuant to stockholder-approved plans. In December 2019, the Internal Revenue Service (IRS) issued proposed regulations under IRC 162(m). Certain aspects of the proposed regulations are unclear. PSEG recorded taxes based on our interpretation of the relevant statute.

Effective for 2018, the Section 162(m) exemption applicable for qualifying plans was repealed in the federal tax legislation enacted in December 2017, except for certain arrangements in place on November 2, 2017. PSUs granted in 2017 will be deductible subject to the $1 million cap.

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Compensation Discussion and Analysis – Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

During 2019, each of the following individuals served as a member of the Organization and Compensation Committee for all or a portion of the year: Willie A. Deese, Shirley Ann Jackson, David Lilley (Chair), Barry H. Ostrowsky, John P. Surma, Richard J. Swift and Susan Tomasky. No member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of any PSEG company. None of our executive officers were “interlocks” meaning none served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an executive officer. No member of the Organization and Compensation Committee had a direct or indirect material interest in any transaction with us, other than as described on pages 25-26 under Certain Relationships and Related Party Transactions with respect to Barry H. Ostrowsky.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Compensation Advisory Partners LLC, the Committee’s compensation consultant. Based on this review and these discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Organization and Compensation Committee:

David Lilley Chair	Willie A. Deese	Shirley Ann Jackson	Barry H. Ostrowsky	John P. Surma	Richard J. Swift	Susan Tomasky

February 17, 2020

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Executive Compensation Tables – 2019 Summary Compensation Table

EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers for the years shown. The Named Executive Officers are our CEO, CFO and three most highly compensated executive officers in 2019.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6&7)	Total ($)
Ralph Izzo	2019	1,380,000	-	7,395,089	-	2,052,800	2,186,000	60,338	13,074,227
Chairman of the Board, President & CEO	2018	1,340,000	-	6,985,019	-	2,036,800	-	57,472	10,419,291
	2017	1,300,000	-	6,500,069	-	1,803,800	963,000	54,246	10,621,115
Daniel J. Cregg	2019	660,200	-	1,400,063	-	599,200	712,000	31,057	3,402,520
EVP & CFO	2018	628,700	-	1,200,039	-	594,100	95,000	28,929	2,546,768
	2017	585,000	-	1,000,041	-	511,200	483,000	28,960	2,608,201
Ralph A. LaRossa	2019	737,700	-	1,400,063	-	608,600	1,281,000	28,559	4,055,922
President & COO (Power)	2018	719,700	-	4,400,095	-	597,500	1,770,000	27,292	7,514,587
	2017	704,808	-	1,300,050	-	602,000	777,000	47,590	3,431,448
Tamara L. Linde	2019	620,000	-	1,300,054	-	562,700	883,000	29,974	3,395,728
EVP &	2018	595,600	-	1,200,039	-	571,800	54,000	29,079	2,450,518
General Counsel	2017	560,769	-	1,000,041	-	444,400	528,000	29,345	2,562,555
David M. Daly	2019	569,300	-	1,100,050	-	576,500	550,000	26,464	2,822,314
President & COO (PSE&G)	2018	522,200	-	850,033	-	514,600	-	25,929	1,912,762

(1)

Mr. LaRossa was elected President and COO of Power effective October 2, 2017; prior to that he was President and COO of PSE&G. Mr. Daly was not an NEO in 2017; he was elected to his position effective October 2, 2017.

(2)	Amounts shown are based on annualized salary. Mr. Cregg deferred $195,000, $129,944 and $232,000 of his 2019, 2018 and 2017 salary, respectively (see 2019 Non-Qualified Deferred Compensation Table).
(3)

The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our Form 10-K. 2019, 2018 and 2017 LTIP awards were granted in February of each year. All 2019 awards are shown in the Grants of Plan Based Awards Table and discussed in the Executive Compensation section and consist of PSUs and RSUs. PSU value is shown at the target amount. Actual value of the shares received upon vesting of RSUs depends upon the price of our common stock. Payout value of the PSUs earned at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving TSR and ROIC performance factors. More detailed information is provided in the Executive Compensation section. The respective amounts shown below represent the grant date fair value of PSUs at target and maximum amounts.

	2019		2018		2017
	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)
Ralph Izzo	5,176,535	10,353,070	4,889,504	9,779,008	4,550,036	9,100,072
Daniel J. Cregg	980,043	1,960,086	840,025	1,680,050	700,016	1,400,032
Ralph A. LaRossa	980,043	1,960,086	2,480,053	4,960,105	910,034	1,820,068
Tamara L. Linde	910,000	1,820,000	840,025	1,680,050	700,016	1,400,032
David M. Daly	770,039	1,540,078	595,006	1,190,012	-	-

50    PSEG 2020 Proxy Statement

Executive Compensation Tables – 2019 Summary Compensation Table

(4)

As discussed in the Executive Compensation section, amounts awarded were earned under the SMICP and determined and paid in the following year. Mr. Cregg deferred $179,760, $118,820 and $204,480 of his 2019, 2018 and 2017 SMICP, respectively.

(5)

Includes the change in the actuarial present value of accumulated benefit under Defined Benefit Pension Plans and Supplemental Executive Retirement Plans between calendar years 2019 and 2018, 2018 and 2017, and 2017 and 2016, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and other assumptions as discussed in Note 14 to the Consolidated Financial Statements included in our Form 10-K. If the aggregate change in pension plan values is negative, it is shown as zero. The changes are as follows:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)
2019	2,186,000	712,000	1,281,000	883,000	550,000
2018	-	95,000	1,770,000	54,000	-
2017	963,000	483,000	777,000	528,000	-

Any interest earned under the Deferred Compensation Plan at the prime rate plus 1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2019, 2018 or 2017.

(6)

For 2019, depending on the individual, includes perquisites and personal benefits which include (a) automobile, parking and related expenses, (b) physical examinations, (c) home security systems and services, (d) limited credit card annual fees, (e) limited personal entertainment, (f) limited airline club memberships and (g) charitable contributions. For automobiles, the pro rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used or a stipend; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use. For all other items, actual expenses were used. No NEO received a perquisite in 2019 that exceeded the greater of $25,000 or 10% of the NEO’s total perquisite and personal benefit amount.

(7)	Includes the employer matching contribution to our 401(k) Plan at the same percentage generally available to all non-represented employees. For 2019, these amounts were:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)
401(k) Company Match	11,200	11,200	11,200	11,200	11,200

PSEG 2020 Proxy Statement    51

Executive Compensation Tables – 2019 Grants of Plan-Based Awards Table

2019 Grants of Plan-Based Awards Table

The following table provides information on plan-based awards made to our Named Executive Officers for 2019.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name and Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Ralph Izzo
SMICP		862,500	1,725,000	3,450,000	-	-	-	-	-	-	-
PSUs	2/19/2019	-	-	-	8,329	83,291	166,582	-	-	-	5,176,535
RSUs	2/19/2019	-	-	-	-	-	-	39,462	-	-	2,218,554
Daniel J. Cregg
SMICP		247,600	495,200	990,400	-	-	-	-	-	-	-
PSUs	2/19/2019	-	-	-	1,577	15,769	31,538	-	-	-	980,043
RSUs	2/19/2019	-	-	-	-	-	-	7,471	-	-	420,020
Ralph A. LaRossa
SMICP		276,650	553,300	1,106,600	-	-	-	-	-	-	-
PSUs	2/19/2019	-	-	-	1,577	15,769	31,538	-	-	-	980,043
RSUs	2/19/2019	-	-	-	-	-	-	7,471	-	-	420,020
Tamara L. Linde
SMICP		232,500	465,000	930,000	-	-	-	-	-	-	-
PSUs	2/19/2019	-	-	-	1,464	14,642	29,284	-	-	-	910,000
RSUs	2/19/2019	-	-	-	-	-	-	6,938	-	-	390,054
David M. Daly
SMICP		213,488	426,975	853,950	-	-	-	-	-	-	-
PSUs	2/19/2019	-	-	-	1,239	12,390	24,780	-	-	-	770,039
RSUs	2/19/2019	-	-	-	-	-	-	5,870	-	-	330,011

(1)	Relates to cash awards under the SMICP and equity awards (PSUs and RSUs) made under the LTIP.
(2)

Represents possible payouts under SMICP for 2019 performance. Threshold represents minimum amount payable, if earned. For payout factors, see the Executive Compensation section. The actual payouts on the awards were determined in February 2020 and paid thereafter, as reported in the 2019 Summary Compensation Table.

(3)	Represents LTIP award of PSUs described below. Threshold represents minimum amount payable, if earned. For additional information, see the Executive Compensation section.
(4)	Represents LTIP award of RSUs described below. For additional information, see the Executive Compensation section.
(5)	Represents the grant date fair value of the equity award. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our Form 10-K.

52    PSEG 2020 Proxy Statement

Executive Compensation Tables – Material Factors Concerning Awards Shown

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

SMICP

The plan-based awards for annual cash incentive compensation included in the 2019 Summary Compensation Table were paid in 2020 with respect to 2019 performance under the terms of the SMICP. The range of possible awards for each Named Executive Officer in relation to the Named Executive Officer’s target award is set forth in the Grants of Plan-Based Awards Table. An explanation of the SMICP and performance goals, measures and performance factors achieved are described under Executive Annual Cash Incentive in the Executive Compensation section.

LTIP

LTIP awards were made to Named Executive Officers in February 2019 in the form of RSUs and PSUs. The RSUs cliff vest after three years. The three-year performance period for the PSUs ends December 31, 2021, with payment, if any, made the following year. As explained in the Executive Compensation section, for retirement eligible employees, RSUs vest 1/12th per month in the year awarded and PSUs vest 1/36th per month over the three-year performance period. All of our Named Executive Officers are retirement eligible. The range of possible payouts for each Named Executive Officer in relation to the Named Executive Officer’s target award is set forth in the table above. Payments of awards granted in February 2017 will be made in 2020 based on performance for the three-year period that ended on December 31, 2019. Further explanation of PSU payment determination is set forth under Executive Long-Term Incentive in the Executive Compensation section. For additional information about vesting, see Potential Payments Upon Termination of Employment or Change-In-Control.

No stock options have been granted since 2009 and as of December 31, 2019 no stock options are outstanding. No discounted options may be granted and no repricings may be done without stockholder approval.

Employment Agreements

The CEO and each Named Executive Officer receive an annual salary review and participate in the SMICP, LTIP, Reinstatement Plan and Key Executive Severance Plan. Mr. Izzo has entered into a severance agreement, the terms of which are discussed below under Potential Payments Upon Termination of Employment or Change-in-Control. Mr. Izzo and Mr. LaRossa participate in the Supplemental Plan.

For additional information regarding severance benefit provisions, see Potential Payments Upon Termination of Employment or Change-in-Control.

PSEG 2020 Proxy Statement    53

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2019 Table

Outstanding Equity Awards at Year-End December 31, 2019 Table

The following table lists all outstanding awards, consisting of stock options, PSUs and RSUs, as of December 31, 2019 for our Named Executive Officers.

Name and Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units of Stock that have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(4)
Ralph Izzo	-	-	-	-	-	-	-	89,007	5,255,863
Daniel J. Cregg	-	-	-	-	-	-	-	16,295	962,220
Ralph A. LaRossa	-	-	-	-	-	32,506	1,919,479	46,387	2,739,152
Tamara L. Linde	-	-	-	-	-	-	-	15,520	916,456
David M. Daly	-	-	-	-	-	-	-	12,382	731,157
(1)

The vesting schedule for unvested RSUs is shown below. Dividend equivalents accrue on RSUs at the regular dividend rate and are paid in shares of common stock upon distribution. Because all NEOs are retirement eligible, their annual RSUs are fully vested as RSUs vest 1/12th each month in the year awarded. Amounts vested in 2019 are shown in the Option Exercises and Stock Vested During 2019 Table. Mr. LaRossa’s 2018 RSU retention award will vest on January 1, 2021, as this award is not subject to Retirement Eligibility vesting provisions.

	RSU Vesting Schedule
	Grant Date	2020 (#)	2021 (#)	2022 (#)	Total (#)
Ralph A. LaRossa	2/20/2018	-	32,506	-	32,506

(2)	Value represents number of shares or units multiplied by the closing price on the NYSE on December 31, 2019 of $59.05.

54    PSEG 2020 Proxy Statement

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2019 Table

(3)

PSUs in the table above are shown at target. PSUs awarded under the LTIP are earned based on a three-year performance period. Payment, if any, is made in the first quarter of the year following the end of the performance period. The vesting schedule below shows the number of unvested PSUs at target and maximum and includes accrued dividend equivalents. Each of the NEOs is retirement eligible. PSUs for retirement eligible NEOs vest 1/36th in their awards each month over the three-year performance period. The amounts shown for those individuals represent 12/36th of their 2018 awards that vest in 2020, 12/36th of their 2019 awards that vest in 2020 and 12/36th of their 2019 awards that vest in 2021. The schedule also includes Mr. LaRossa’s 2018 PSU retention award, which cliff vests on December 31, 2020. For further explanation of PSUs, see the Executive Compensation section.

	PSU Vesting Schedule
	Grant Date	Target 2020 (#)	Maximum 2020 (#)	Target 2021 (#)	Maximum 2021 (#)	Target Total (#)	Maximum Total (#)

Ralph Izzo	2/20/2018	31,710	63,420	-	-	31,710	63,420
	2/19/2019	28,648	57,296	28,649	57,298	57,297	114,594

						89,007	178,014

Daniel J. Cregg	2/20/2018	5,448	10,896	-	-	5,448	10,896
	2/19/2019	5,423	10,846	5,424	10,848	10,847	21,694

						16,295	32,590

Ralph A. LaRossa	2/20/2018	6,356	12,712	-	-	6,356	12,712
	2/20/2018	29,184	58,368	-	-	29,184	58,368
	2/19/2019	5,423	10,846	5,424	10,848	10,847	21,694

						46,387	92,774

Tamara L. Linde	2/20/2018	5,448	10,896	-	-	5,448	10,896
	2/19/2019	5,036	10,072	5,036	10,072	10,072	20,144

						15,520	31,040

David M. Daly	2/20/2018	3,859	7,718	-	-	3,859	7,718
	2/19/2019	4,261	8,522	4,262	8,524	8,523	17,046

						12,382	24,764

(4)	Value of PSUs is shown at target, multiplied by the closing price on the NYSE on December 31, 2019 of $59.05.

PSEG 2020 Proxy Statement    55

Executive Compensation Tables – Option Exercises and Stock Vested During 2019 Table

Option Exercises and Stock Vested During 2019 Table

The following table provides information, as noted, regarding the exercise of stock options by the Named Executive Officers in 2019 and the vesting during 2019 of RSUs and PSUs previously granted to the Named Executive Officers, under our LTIP.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph Izzo	231,933	5,454,941	PSU(2)(3)	159,093	8,355,564
			RSU(4)(5)	40,719	2,404,472
Daniel J. Cregg	-	-	PSU(2)(3)	24,476	1,285,480
			RSU(4)(5)	7,709	455,218
Ralph A. LaRossa	-	-	PSU(2)(3)	31,820	1,671,186
			RSU(4)(5)	7,709	455,218
Tamara L. Linde	-	-	PSU(2)(3)	24,476	1,285,480
			RSU(4)(5)	7,159	422,741
David M. Daly	-	-	PSU(2)(3)	5,683	298,471
			RSU(4)(5)	6,057	357,667

(1)	Reflects the difference between the exercise price and the market price on the date of exercise, multiplied by the number of shares acquired.
(2)

The table above shows the total payout value distributed for each of the NEOs for the 2017 grants based on the results of the three-year performance period and our common stock price, as described further in the Executive Compensation section. Each NEO became retirement eligible prior to 2018. Under the LTIP, PSUs vest 1/36th per month of service for retirement eligible participants. We show below for each NEO the number of PSUs, including accrued dividend equivalents, at both target and maximum values, that vested in 2019 with respect to their 2018 and 2019 grants. No dollar values are shown for these as payouts, if any, are dependent on the actual results of the performance metrics and applicable stock prices for the respective performance periods. The number of PSUs, including dividend equivalents, earned, if any, will be determined at the conclusion of the applicable performance periods and reported in the relevant Proxy Statements. Mr. LaRossa’s PSU retention award is not included, as the award is not subject to retirement eligible vesting provisions.

	PSU Grant Date	Granted	Target Vested (#)	Maximum Vested (#)
Ralph Izzo	2/20/2018	89,062	31,710	63,420
	2/19/2019	83,291	28,648	57,296
Daniel J. Cregg	2/20/2018	15,301	5,448	10,896
	2/19/2019	15,769	5,424	10,848
Ralph A. LaRossa	2/20/2018	17,851	6,356	12,712
	2/19/2019	15,769	5,424	10,848
Tamara L. Linde	2/20/2018	15,301	5,448	10,896
	2/19/2019	14,642	5,036	10,072
David M. Daly	2/20/2018	10,838	3,859	7,718
	2/19/2019	12,390	4,262	8,524

(3)

Each of the NEOs had PSUs which vested on December 31, 2019, including accrued dividend equivalents, for the three-year performance period ended that day. The final awards shown in the table were made at 142% of target, as explained in the Executive Compensation section. PSUs earned and value realized reflects rounding. Shares are issued in 2020. Value realized reflects the value of the PSUs on March 2, 2020, the PSU value determination date, using the average of the high and low NYSE stock price of $52.52. Mr. Izzo deferred payment as reported in the Non-Qualified Deferred Compensation Table.

(4)

Represents RSUs that vested for NEOs, each of whom is retirement eligible, at the NYSE closing price of $59.05 on December 31, 2019. RSUs awarded under Mr. LaRossa’s retention award are not included, as they are not subject to retirement eligible vesting.

(5)

RSUs that vested in 2017 and 2018 due to retirement eligibility were previously reported in our prior years’ Proxy Statements. RSUs that were granted in 2016 were distributed on January 1, 2019, in the following amounts, including DEUs: Mr. Izzo: 60,658 shares, with a value of $3,124.346; Mr. Cregg: 9,006 shares, with a value of $463,882; Mr. LaRossa: 13,244 shares, with a value of $682,163; Ms. Linde: 9,066 shares, with a value of $463,882. Mr. Daly received a distribution of 2,649 shares, with a value of $136,433. The average of the high and low NYSE stock price of $51.51 on December 31, 2018 was used to calculate the value of the shares. Amounts include rounding.

56    PSEG 2020 Proxy Statement

Executive Compensation Tables – 2019 Pension Benefits Table

2019 Pension Benefits Table

The following table provides information on the actuarial present value of the Named Executive Officers accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)
Ralph Izzo	Qualified Pension Plan(1)	27.69	2,821,000
	Retirement Income Reinstatement Plan(2)	27.69	7,375,000
	Supplemental Executive Retirement Plan(3)	32.69	5,085,000

			15,281,000

Daniel J. Cregg	Qualified Pension Plan(1)	28.17	1,801,000
	Retirement Income Reinstatement Plan(2)	28.17	1,572,000

			3,373,000

Ralph A. LaRossa	Qualified Pension Plan(1)	34.50	2,206,000
	Retirement Income Reinstatement Plan(2)	34.50	4,777,000
	Supplemental Executive Retirement Plan	34.50	1,143,000

			8,126,000

Tamara L. Linde	Qualified Pension Plan(1)	29.46	2,015,000
	Retirement Income Reinstatement Plan(2)	29.46	1,871,000

			3,886,000

David M. Daly	Qualified Pension Plan(1)	32.86	1,858,000
	Retirement Income Reinstatement Plan(2)	32.86	855,000

			2,713,000

(1)	All NEOs participate in the Final Average Pay Component of the Pension Plan, described below. Years shown reflect actual years of service. Each is retirement eligible.
(2)	Years shown reflect actual years of service.
(3)

Mr. Izzo receives five additional years of credited service, for the purpose of retirement benefit calculations under the Supplemental Plan in recognition of prior work experience. Years shown reflect the sum of actual years of service and years credited under the Supplemental Plan. The actuarial present value of accumulated benefits based on actual years of service for Mr. Izzo is $13,699,000 and the actuarial present value of accumulated benefits based on additional years of service for him is $1,582,000.

(4)

Amounts shown represent the actuarial present value of accumulated benefit computed as of the same Pension Plan measurement date used for our financial statements for the year ended December 31, 2019, with these exceptions: (i) NEOs were assumed to retire at the earliest date as of which they would be eligible to receive unreduced benefits; and (ii) no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 14 to the Consolidated Financial Statements included in our Form 10-K.

PSEG 2020 Proxy Statement    57

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Qualified and Non-Qualified Pension Plans

All of our employees are eligible to participate in the Pension Plan in either the Final Average Pay Component or the Cash Balance Component, depending upon date of hire.

Effective July 1, 2019, certain assets and liabilities were transferred from the Pension Plan to a new pension plan, the Pension Plan of Public Service Enterprise Group Incorporated II (Pension Plan II).

•	The current Pension Plan is the plan predominantly for inactive participants (i.e., retired participants and terminated vested participants).

•	The new plan, Pension Plan II, is the plan predominantly for active participants.

The Pension Plan and Pension Plan II each have three components: (i) Final Average Pay Component, (ii) Cash Balance Component and (iii) Represented Cash Balance Component.

The purpose of the split was to reduce the variability of pension expense while leaving the underlying benefits unchanged.

There are no changes to the benefits provided to employees under the Pension Plan or Pension Plan II.

New hires and rehires will participate in the Cash Balance Component or Represented Cash Balance Component, as applicable, of Pension Plan II.

The assets of the Pension Plan and Pension Plan II will continue to be held under a Master Trust. The assets will be tracked separately for each of the two plans. Post-split, both plans are well funded.

Final Average Pay Component

The Final Average Pay Component covers non-represented employees hired prior to January 1, 1996 and represented employees hired prior to January 1, 1997 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC. We amended the Final Average Pay Component effective January 1, 2012, to change the benefit formula for non-represented participants. The effect of the change is to reduce projected pension payments. Under the new formula, the average of the participant’s seven highest years of compensation up to the limit imposed by the IRC will be used rather than the average of the participant’s five highest years of compensation. For represented participants, the benefit is based on the 5-year final average formula.

Under the Final Average Pay Component a participant’s accrued benefit is calculated under the 5-year final average formula as of December 31, 2011 and added to the 7-year final average pay formula beginning on January 1, 2012. The final average pay formula is as follows:

(i) 1.3% of the lesser of 5 or 7 year final average earnings or $24,600 times years of credited service not exceeding 35 years;

(ii) 1.5% of the amount by which 5 or 7 year final average earnings exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii) 1.5% of 5 or 7 year final average earnings times years of credited service in excess of 35 years.

An additional benefit equal to $4.00 per month (effective January 1, 2018, $5.00 per month for represented employees) for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Final Average Pay Component benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) may commence their Final Average Pay Component benefits on a reduced basis.

58    PSEG 2020 Proxy Statement

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Cash Balance Component

Sum of Age and Service	Percentage of Compensation Credited (%)
<30	2.00
30-39	2.50
40-49	3.25
50-59	4.25
60-69	5.50
70-79	7.00
80-89	9.00
90+	12.00

The Cash Balance Component covers non-represented employees hired or rehired after December 31, 1995 and represented employees hired after December 31, 1996 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for him/her. Participants are eligible for retirement under the Cash Balance Component upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants are immediately fully vested in their Cash Balance Component benefit upon hire.

Reinstatement Plan

Certain management and highly compensated employees participate in a nonqualified excess benefit retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the Pension Plan formula, but which cannot be paid from the Pension Plan as a result of the IRC mandated limits for qualified plans or the terms of the Pension Plan. The benefits payable under this plan mirror those of the Pension Plan described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include amounts deferred under the deferred compensation plan, (iii) will include amounts earned under the SMICP and the Management Incentive Compensation Plan (which are not considered under the Pension Plan), (iv) will be limited to 150% of average base salary for the applicable five or seven years for Final Average Pay Component participants and will be limited to 150% of base salary each year for Cash Balance Component participants and (v) will be offset by any benefits received by the participant under the Pension Plan.

Supplemental Plan

Certain employees receive supplemental limited retirement and death benefits in a nonqualified plan, the Supplemental Plan. In addition, prior to January 1, 2011 certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. The benefit formula mirrors the Reinstatement Plan, except that additional years of service are used. Any benefit payable under the Supplemental Plan is offset by benefits payable under the Pension Plan and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive an additional limited benefit, which is a total target replacement income percentage equal to credited service for qualified pension plan calculation purposes, plus any applicable additional credited service, plus 30, to a maximum of 75%, of an average of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under the Reinstatement Plan. The limited benefit provides that the last five or seven years are used to determine final average earnings used in the calculation. The target replacement amount under the limited benefit portion of the Supplemental Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). There is also a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants are entitled to this benefit only upon (a) retirement under the terms of the component of the Pension Plan in which they participate or (b) death.

The change in the benefit formula under the qualified Final Average Pay Component from a five year final average pay formula to a seven year final average pay formula impacts the limited benefits under the Supplemental Plan. Accordingly, we amended the Supplemental Plan as of January 1, 2012 to reflect this change.

PSEG 2020 Proxy Statement    59

Executive Compensation Tables – 2019 Non-Qualified Deferred Compensation Table

2019 Non-Qualified Deferred Compensation Table

The following table provides information regarding compensation deferred by the Named Executive Officers under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2019) ($)(1)	Registrant Contributions in Last Fiscal Year (2019) ($)	Aggregate Earnings in Last Fiscal Year (2019) ($)(2)	Aggregate Withdrawals/ Distributions (2019) ($)	Aggregate Balance at Last Fiscal Year End (2019) ($)(1)(3)
Ralph Izzo	Deferred Compensation Plan	-	-	325,317	-	10,768,747
	Equity Deferral Plan	11,479,906	-	11,253,747	-	91,393,364
Daniel J. Cregg	Deferred Compensation Plan	374,760	-	182,925	-	1,517,694
	Equity Deferral Plan	-	-	162,419	429,908	1,114,375
Ralph A. LaRossa	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	1,237,042	-	8,487,294
Tamara L. Linde	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-
David M. Daly	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

(1)

Amounts shown include, pursuant to the Deferred Compensation Plan, 2019 deferred salary and SMICP earned in 2019 and paid in 2020 and, pursuant to the Equity Deferral Plan, PSUs vested at December 31, 2019 and paid in 2020 and RSUs vested on January 1, 2019, as shown in the Option Exercises and Stock Vested During 2019 Table.

(2)	Reflects earnings and change in value on amount in each individual’s deferred compensation account.
(3)

Includes amounts reported in the Summary Compensation Table in prior-year Proxy Statements for the Deferred Compensation Plan and/or the Equity Deferral Plan, respectively, as follows: Mr. Izzo $7,473,894 and $49,297,869; Mr. Cregg $1,321,154 and no equity deferral as the equity grant was made prior to becoming CFO; Mr. LaRossa equity deferral of $3,814,439.

Deferred Compensation

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the Named Executive Officers, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time a participant elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from the Deferred Compensation Plan account. For compensation deferred in 2011 and earlier years distribution may commence (a) on the thirtieth day after the date employment is terminated or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of the participant’s 70th birthday or (ii) the January following termination of employment. For Named Executive Officers and other specified employees, distribution of their accounts may not occur earlier than six months following the date of their termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five year period or annual distributions over a 10 year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of a particular year’s deferrals (a) six months following termination of employment or (b) a specified number of years following termination of employment. Participants may elect to receive distribution of their deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to fifteen years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

Participants may change their distribution elections as to future year’s deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

60    PSEG 2020 Proxy Statement

Executive Compensation Tables – Deferred Compensation

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the investment portfolio funds available to employees under our 401(k) plans (except the Company Stock Fund and the Fidelity Brokerage Link Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, in the percentages selected by the participant. Participants who fail to provide a designation of investment funds will accrue earnings on their accounts at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. Participants may change their investment elections on a daily basis.

For 2019, the one-year rates of returns as of December 31, 2019 for the funds offered as computed by the recordkeeper of the Deferred Compensation Plan were as follows:

Rates of Return
Funds		Target Retirement Funds
Stable Value	2.63%	Target Retirement Income	13.25%
Diversified Bond	9.07%	Target Retirement 2015	14.90%
Intermediate Duration Bond	7.15%	Target Retirement 2020	17.66%
Large Company Stock Index	31.45%	Target Retirement 2025	19.72%
Mid-Cap Index	31.02%	Target Retirement 2030	21.12%
International Developed Markets Index	22.04%	Target Retirement 2035	22.54%
Small-Cap Index	27.37%	Target Retirement 2040	23.94%
Money Market	2.11%	Target Retirement 2045	25.04%
Other		Target Retirement 2050	25.01%
Prime Plus 1/2%	3.11%	Target Retirement 2055	25.04%
		Target Retirement 2060	25.06%
		Target Retirement 2065	25.08%

Equity Deferral Plan

Participants in our Equity Deferral Plan may defer receipt of all or a portion of the shares of our common stock underlying future equity awards under the LTIP. Deferral elections must be made during an annual enrollment period prior to the date that services giving rise to the awards are performed. Deferral elections under the Equity Deferral Plan are irrevocable.

Individuals may make changes to their distribution elections commencing with Plan Year 2019 provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Generally, at the time a participant elects to defer, the participant must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant (b) upon termination of employment or (c) the earlier of (a) and (b). For Named Executive Officers and other specified employees, distribution may not occur earlier than six months following the date of termination of employment. Participants will receive shares on the applicable distribution date. We hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares are reinvested in common stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

Termination without Cause

Mr. Izzo’s severance agreement provides for certain benefits if he is terminated without cause (a willful failure to perform his duties) or resigns for good reason (a reduction in pay, position or authority) during the term of this agreement. He would be paid a benefit of two times base salary and target bonus, as well as a prorated payment of the SMICP target incentive award for the year of termination. His welfare benefits would be continued for two years, unless he is sooner employed. Any unvested equity awards would be forfeited. The agreement provides that Mr. Izzo will be prohibited from competing with, and from recruiting employees from, us or our subsidiaries or affiliates, for certain periods after termination of employment. Violations of these provisions require a forfeiture of certain benefits.

Our Key Executive Severance Plan provides severance benefits to Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde, Mr. Daly and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to

PSEG 2020 Proxy Statement    61

Potential Payments Upon Termination of Employment or Change-in-Control – Termination without Cause restrictive covenants including confidentiality, non-competition and non-solicitation. Termination for cause includes certain violations of our performance, behavioral and value expectations for executives.

Also under the Key Executive Severance Plan, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly are entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event they would be entitled to 1.0 times their annual base salary plus their target bonus, as well as a prorated payment of their SMICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

In accordance with Mr. LaRossa’s retention award, upon termination, voluntary or involuntary, following a change in leadership, Mr. LaRossa would become fully vested in his retention award.

Assuming a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2019, each of the Named Executive Officers would have received the following additional benefits:

Termination without Cause	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)
Severance	6,210,000	1,155,350	1,290,975	1,085,000	996,275
Pro Rata Bonus (SMICP)	1,725,000	495,150	553,275	465,000	426,975
Unvested Restricted Stock Units(1)	-	-	1,919,538	-	-
Performance Share Unit Payout(1)	-	-	1,723,330	-	-
Health/Welfare Benefits	57,743	10,980	24,771	25,346	24,557
Outplacement	25,000	25,000	25,000	25,000	25,000
Education Assistance	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	8,020,743	1,689,480	5,539,889	1,603,346	1,475,807

(1)	Includes Mr. LaRossa’s 2018 retention award.

Assuming a termination due to death or disability had occurred on December 31, 2019, each of the Named Executive Officers would have received the following additional benefits:

Termination Upon Death or Disability	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)
Unvested and Vested Restricted Stock Units(1)(2)	141,660	25,918	1,946,929	24,697	19,666
Performance Share Unit Payout(1)	-	-	1,723,330	-	-
Death Benefit Under Supplemental Plan(3)	2,070,000	-	1,106,550	-	-

Aggregate Payments	2,211,660	25,918	4,776,809	24,697	19,666

(1)	For Mr. LaRossa, includes his 2018 retention award.

(2)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2019. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2019.

(3)	Includes an additional death benefit under the Supplemental Plan equal to 1.5 times base salary.

Change-In-Control

Under our Key Executive Severance Plan, if any of Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly is terminated without cause or resigns for good reason within two years after a change-in-control, the individual will receive (1) three times (two times for Mr. Cregg, Ms. Linde and Mr. Daly) the sum of the Named Executive Officer’s salary and target incentive bonus, (2) a pro rata bonus based on the Named Executive Officer’s target annual incentive compensation, (3) accelerated vesting of equity-based awards, except for PSUs, which vest pro rata, based on target, (4) a lump sum payment equal to the actuarial equivalent of the Named Executive Officer’s benefits under all of our retirement plans in which the individual participates calculated as though the Named Executive Officers remained employed for three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) beyond the date employment is terminated less the actuarial equivalent of such benefits on the date employment terminates (reported in the table below as Enhanced Retirement Benefit for pension-related amount and as Retiree Medical Increase for amount due for retiree medical benefits), (5) three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) continued welfare benefits, (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 2.99 times the individual’s average W-2 compensation for the period. Amounts above that limit are forfeited. Potential payments are shown in the Change-in-Control Termination Table.

62    PSEG 2020 Proxy Statement

Potential Payments Upon Termination of Employment or Change-in-Control – Change-in-Control

Assuming a termination without cause or resignation with good reason had occurred on December 31, 2019 following a change-in-control, each of the Named Executive Officers would have received the following benefits:

Change-in-Control Termination	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)
Severance	9,315,000	2,310,700	3,872,925	2,170,000	1,992,550
Pro Rata Bonus (SMICP)	1,725,000	495,150	553,275	465,000	426,975
Unvested and Vested Restricted Stock Units(1)(2)	141,660	25,918	1,946,929	24,697	19,666
Performance Share Unit Payout(1)	5,436,586	963,657	2,794,210	940,767	707,366
Enhanced Retirement Benefit	-	368,000	-	299,000	259,000
Retiree Medical Increase	-	279,000	-	261,000	-
Health/Welfare Benefits	97,037	23,986	84,734	57,641	55,794
Outplacement	25,000	25,000	25,000	25,000	25,000
Parachute Payments Forfeited	-	(2,520,568)	-	-	(700,815)

Aggregate Payments	16,740,283	1,970,843	9,277,073	4,243,105	2,785,536

(1)	For Mr. LaRossa, includes his 2018 retention award.
(2)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2019. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2019.

A Named Executive Officer would not be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if the Named Executive Officer voluntarily terminated employment (other than for good reason as described above under Termination Without Cause) or if employment was terminated for cause.

In the case of a Named Executive Officer’s retirement or termination of employment on account of death or disability, the Key Executive Severance Plan provides that the Named Executive Officer would be entitled to accrued pay through the date of termination and prorated payment of that Named Executive Officer’s target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally mean the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•

There is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the merger continuing to represent at least 75% of the combined voting power of the securities of us or the surviving entity immediately after the merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements.

PAY RATIO

We have calculated the ratio of our CEO’s compensation to that of our median employee. In doing so, we reviewed a comparison of our CEO’s annual total compensation for 2019 to that of all other employees in 2019, using the same methodology and elements of compensation as we used in determining the total compensation shown for our CEO in the Summary Compensation Table that appears on page 50. The median employee was determined using internal payroll records of income reported on IRS Form W-2, which is a consistently applied compensation measure, as provided by the applicable SEC provisions. We believe that the pay ratio shown below is a reasonable estimate calculated in a manner consistent with those provisions. We note that our calculation does not include all elements of our employee compensation package, such as health insurance and other benefits generally applicable to all employees.

For 2019, for purposes of this pay ratio disclosure, the compensation of our median employee was $142,188 and the compensation of our CEO was $13,074,227. The ratio of CEO to median employee pay was approximately 92:1.

PSEG 2020 Proxy Statement    63

Ratification of Auditor

The Audit Committee has appointed Deloitte & Touche LLP of Parsippany, NJ, as the independent auditor for the fiscal year ending December 31, 2020, because it believes that doing so is in the best interests of the Company and its stockholders. The responsibilities of the independent auditor include auditing our financial statements and our internal controls over our financial reporting. Deloitte (or its predecessors) has performed the annual audit of the books of account of PSEG (and its predecessors) since 1934. PSEG derives many benefits from the long-term relationship, including:

•	Enhanced audit quality due to a deep understanding of our business, accounting policy and practices and internal controls; and

•	Efficient fee structures due to experience and a familiarity with our Company and industry.

As recommended by the Board, we ask you to ratify this appointment.

Representatives of Deloitte plan to be present at the 2020 Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote required: An affirmative vote requires a majority of the votes cast in person or by proxy, excluding abstentions and shares withheld for which no instructions are given and are not voted.

  THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

64    PSEG 2020 Proxy Statement

Ratification of Auditor – Oversight of the Independent Auditor

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Audit Committee is solely responsible for the appointment, termination, compensation and oversight of the work of PSEG’s independent registered public accounting firm, Deloitte. The Audit Committee also annually reviews its independence, performance, the selection of the lead engagement partner and reports on its performance by the Public Company Accounting Oversight Board and peer reviewers. Under applicable accounting requirements, there is a mandatory rotation of the lead engagement partner every five years. The current lead engagement partner was appointed in 2018. The Audit Committee discusses with the independent auditor the audit and any issues encountered. Additional information about the Audit Committee’s responsibilities appears above in the section on the Audit Committee on page 17.

Pre-Approval of Services

In accordance with its charter, the Audit Committee annually pre-approves all audit and non-audit services to be provided by our independent auditor subject to predetermined limits set for each category of service. The annual pre-approval of services and predetermined limits is documented in an Audit Committee resolution.

During the year, circumstances may arise when it becomes necessary to engage the independent auditor for additional services. For those instances, the Chair of the Audit Committee has been authorized to approve fees and services in excess of those authorized in the resolution. The Chair is required to report any such authorizations to the Audit Committee at its next meeting.

Fees Billed by Deloitte for 2019 and 2018

The table below shows the fees paid to Deloitte during or in connection with 2019 and 2018. All fees billed by and paid to Deloitte were negotiated by management under the direction of our CFO with the oversight and approval of the Audit Committee.

	Years ended December 31
	2019	2018
Description of Professional Service	(millions)
Audit Fees - The audit fees were incurred for audits of our annual consolidated financial statements and those of our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.	$6.8	$6.8
Audit Related Fees - The audit related fees primarily related to performing certain attest services.	-	0.2
Tax Fees - The tax fees relate to tax compliance and tax advice for preparation of various state and foreign corporate returns and assistance with filing tax refund claims.	0.1	0.1
All Other Fees	-	-

PSEG 2020 Proxy Statement    65

Ratification of Auditor – Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of PSEG’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of PSEG’s internal audit function and independent auditor and PSEG’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see the Audit Committee on page 17 and our Audit Committee Charter, which is posted on our website at: https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

It is not the duty of the Audit Committee to prepare PSEG’s financial statements, to plan or conduct audits or to determine that PSEG’s financial statements are complete and accurate and are in accordance with GAAP in the United States. PSEG’s management is responsible for preparing PSEG’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of PSEG in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed PSEG’s audited financial statements with management and with Deloitte and Touche LLP (Deloitte), PSEG’s independent registered public accounting firm for 2019.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in PSEG’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee:

Susan Tomasky, Chair	David Lilley
Willie A. Deese	Barry H. Ostrowsky
William V. Hickey	Alfred W. Zollar

February 17, 2020

66    PSEG 2020 Proxy Statement

Annual Meeting, Voting and Procedures

Proxy Statement

This Proxy Statement is provided by us on behalf of the Board. A proxy is a person you have legally designated to vote the stock you own. We are asking you to designate as proxies the individuals named by us on the proxy card, voting instruction form or electronic instruction associated with this Proxy Statement to vote at the 2020 Annual Meeting of Stockholders scheduled to be held on April 21, 2020 and at all adjournments or postponements of that meeting. For instructions on how to vote, please see Proxy Card and Voting of Shares section below.

The mailing address of our principal executive offices is 80 Park Plaza, Newark, NJ 07102, telephone (973) 430-7000. Our Internet website is https://corporate.pseg.com.

Annual Report on Form 10-K

We have provided without charge to each person solicited by means of this Proxy Statement a copy of our Form 10-K for 2019, which has been filed with the SEC, including a list briefly describing the related exhibits. You may request copies of the exhibits by writing to: Vice President - Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. The Form 10-K is also available on our website https://investor.pseg.com/financial-information/sec-filings.

Delivery of Documents and Internet Availability

We use several different methods to deliver the Proxy Statement and voting materials to you, including the U.S. Mail and the Internet. Each stockholder receives a proxy card, voting instruction form or electronic instructions for voting. For detailed information on how to vote, see Proxy Card and Voting of Shares below.

One Copy per Household

We have sent only a single copy of our Annual Report to Stockholders, including our Form 10-K and Proxy Statement, to any household with two or more stockholders having the same last name and address unless one of the stockholders has requested individual copies. This householding saves our Company printing and delivery costs. If you share an address with another stockholder and receive only a single copy of one of those documents, you may request an additional copy or delivery of a separate copy in the future by writing to the above address or contacting us at (973) 430-6566.

Electronic Delivery

Stockholders may choose to no longer receive printed copies of our Annual Report, Form 10-K and Proxy Statement and instead receive and view them electronically over the internet. If you would like to receive these documents, as well as other stockholder communications and materials, electronically in the future and save us the cost of printing and mailing them to you, you may do so by following the instructions at the websites shown on page i, under Future Electronic Delivery. If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery. You may also follow the instructions provided for future electronic delivery if you vote via the Internet.

If you receive our future Proxy Statements, Annual Reports and Forms 10-K electronically over the Internet, you will receive each year an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card.

PSEG 2020 Proxy Statement    67

Annual Meeting, Voting and Procedures

Stockholder Engagement and Communications with the Board

You, as a stockholder, and other interested parties, have a variety of channels for expressing your views to the Board:

•	You may communicate directly with the Board, including the Lead Director and other independent directors, by writing to:

        Michael K. Hyun, Secretary

        Public Service Enterprise Group Incorporated

        80 Park Plaza, T4B, Newark, NJ 07102

Please indicate who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Director and to the Chair of the Board committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon request.

•	Voting for Directors – you have the opportunity to vote for the election of all of our directors on an annual basis.

•	Say-On-Pay – you have the opportunity to cast an advisory vote each year on our executive compensation program.

•	Director Nominations – you have the opportunity to recommend nominees for election to the Board in accordance with our By-Laws.

•	Shareholder Proposals – you may submit proposals intended for inclusion in our Proxy Statement, in accordance with SEC rules.

•	Proxy Access – subject to the applicable criteria, stockholders may nominate and include in our Proxy Statement director candidates.

•	Engagement – we dialogue with a variety of our stockholders throughout the year, including at meetings of our major stockholders and at investor conferences.

Stockholder Nominations and Proxy Access

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or other sources. Our By-Laws require that stockholder nominations must be delivered to the Company’s Secretary at least 90 days in advance of an Annual Meeting of Stockholders. With respect to an election to be held at a special meeting of stockholders for the election of directors, advance notice of the nomination must be delivered to the Company’s Secretary no later than the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the advance notice procedure contained in our By-Laws.

In order for a stockholder’s proposed nominee to be included in the Company’s Proxy Statement pursuant to the proxy access provisions of our By-Laws, the proposal must be received by the Company’s Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of the Company’s Proxy Statement in the prior year. The proxy access provisions of our By-Laws permit an eligible stockholder (or a group of no more than 20 eligible stockholders) owning 3% or more of the Company’s common stock continuously for at least three years to nominate director candidates representing up to 25% of the Board, and, upon the eligible stockholder’s satisfaction of certain conditions as outlined in our By-Laws, require us to include the proposed nominees in our Proxy Statement and proxy card for the Annual Meeting of Stockholders. These proxy access provisions were adopted by the Board in 2015. In its consideration of proxy access, the Board engaged with a number of our significant stockholders and reviewed the published positions of other significant stockholders. Following these outreach efforts, the Board amended our By-Laws in order to provide meaningful proxy access rights to stockholders who are representative of the long-term interests of our Company.

Each nomination discussed above must be submitted in writing to Michael K. Hyun, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. Nominations must be made in compliance with the procedures and requirements set forth in our By-Laws and accompanied by the written consent of the nominee to serve if nominated and elected and by biographical material and the applicable requirements of the SEC to permit evaluation of the recommended nominee.

68    PSEG 2020 Proxy Statement

Annual Meeting, Voting and Procedures

Annual Meeting

This year we will be holding our Annual Meeting at the Newark Museum, in Newark, NJ. Please note the address, 49 Washington Street, Newark, NJ 07102.

Attendance

Our Annual Meeting will be held April 21, 2020 at 1:00 PM, at the Newark Museum, 49 Washington Street, Newark, NJ.

•  You have the right to attend the Annual Meeting if you are a stockholder of record, beneficial owner whose shares are held of record by a bank, a broker or a participant in one of the plans noted below.

• We request that if you plan to attend the Annual Meeting, you should so indicate on the proxy card or voting instruction form or when voting your shares telephonically or electronically.

• Please bring with you evidence that you are a stockholder.

• We have included transportation information and a map in this Proxy Statement.

Holders of record of the 505,127,221 shares of common stock outstanding on February 21, 2020 will have one vote per share. A quorum will consist of the holders of common stock entitled to cast a majority of the votes at the Annual Meeting, present in person or represented by proxy. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted, except for the purpose of establishing a quorum. All votes will be tabulated by an independent inspector of elections.

Election of Directors under Proposal 1 is subject to our majority vote requirement described below. The Advisory Vote on the Approval of Executive Compensation in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. A majority of the votes cast is needed for Ratification of the Appointment of Independent Auditor under Proposal 3. In tallying the vote on each proposal, we exclude abstentions and shares withheld or, except as provided by applicable provisions as discussed below, for which no instructions are given.

Majority Voting for Election of Directors

Our By-laws provide that in an uncontested election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares cast for a director’s election exceeds the number of votes cast against that director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in the Governance Principles, the Board has adopted a policy whereby any incumbent director receiving a majority vote against must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted for that director does not exceed the number of shares voted against that director. If an incumbent director fails to receive the required majority vote, the Corporate Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Corporate Governance Committee.

Failure to Receive a Majority Vote

Under our Governance Principles, a director who fails to receive a majority vote in an uncontested election shall not participate in the recommendation of the Corporate Governance Committee or the determination of the Board with respect to the director’s resignation letter or that of any other director in regard to that year’s Annual Meeting election. The director may, however, participate in other matters of the Board and its various committees to the fullest extent to which the director would otherwise be permitted in accordance with applicable law and the Governance Principles. If a majority of the Corporate Governance Committee fails to receive a majority vote, then the remaining independent directors will determine whether to accept one or more of the applicable resignations. If three or fewer independent directors do not receive a majority vote in the same election, then all independent directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that directors may not vote to accept or reject their own resignation offers).

In evaluating tendered resignations, the Corporate Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to, the stated reason(s) for the against vote, the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation, the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise, the qualifications of the director and the director’s past and anticipated future contributions to us.

PSEG 2020 Proxy Statement    69

Annual Meeting, Voting and Procedures

The Corporate Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to accepting or rejecting of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

Following the Board’s determination, we will publicly disclose the decision and, as applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Corporate Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

Proxy Card and Voting of Shares: How to Vote

Stockholders of Record

Every vote is important. We urge you to vote whether or not you plan to attend the Annual Meeting. You may specify your choices by marking the appropriate boxes on the enclosed proxy card. Once done, kindly sign, date and return the accompanying proxy card or you may vote your proxy using the toll-free telephone number listed on the proxy card or via the Internet at the electronic address provided on the Notice of Annual Meeting of Stockholders and also listed on the proxy card. When a proxy card is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented by the proxy will be voted by the persons named as proxies in accordance with the voting stockholder’s directions. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically or electronically or vote in person at the Annual Meeting.

Shares Held in Plans

•

Enterprise Direct: The proxy card includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan). If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of the plan will vote those shares in accordance with the recommendations of the Board.

•

PSEG Employee Stock Purchase Plan (ESPP): If you are a participant in the ESPP, you will receive a separate voting instruction form from the administrator of the plan. If no instructions are received from you with respect to any shares held in the ESPP, the administrator of the plan may vote those shares in accordance with the recommendations of the Board for routine proposals only, such as ratification of the independent auditor, but will not vote those shares on non-routine matters such as election of director nominees and the advisory vote on executive compensation.

•

PSEG Employee Benefit Plans: If you are a participant in the Thrift and Tax-Deferred Savings Plan or the Employee Savings Plan of PSEG (PSEG Savings Plans) or either of the two Incentive Thrift Plans (Incentive Thrift Plans) of Long Island Electric Utility Servco LLC, a subsidiary of PSEG Long Island, you will receive a separate proxy card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of common stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received with respect to the PSEG Savings Plans, the shares will not be voted. If no instructions are received with respect to the Incentive Thrift Plans, the respective trustee will vote your shares in the same proportion as those shares as to which it receives instructions from other participants in the plan in which you participate.

Shares Held by Banks or Brokers

If your shares are held in the name of a bank or broker, you should follow the voting directions on the instruction form received from your bank or broker. For such shares, while the availability of telephone or Internet voting will depend on the processes of your bank or broker. In accordance with the rules of the NYSE, if no instructions are received from you by a bank or broker with respect to your shares, the bank or broker may use its discretion to vote your shares that are held by it only in regard to Proposal 3: Ratification of the Appointment of Independent Auditor and the shares will not be voted on the other proposals presented in this Proxy Statement.

Revoking a Proxy

You may revoke a proxy given in the form of the card that accompanies this Proxy Statement or a vote made telephonically or electronically. Appearing at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of revocation with the Secretary of PSEG prior to the voting of the proxies at the Annual Meeting or you vote the shares subject to the proxy by written ballot. The Secretary’s mailing address is: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102.

70    PSEG 2020 Proxy Statement

Annual Meeting, Voting and Procedures

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, none of whom will be directly compensated for these services, in person or by telephone, electronically or by facsimile. We have also retained Alliance Advisors to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of these services to us is approximately $21,000 plus reimbursement of expenses.

Date for Submission of Stockholder Proposals

In accordance with SEC rules, stockholders may submit proposals intended for inclusion in the Proxy Statement in connection with our 2021 Annual Meeting of Stockholders. Proposals should be sent to: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102 and must be received by November 15, 2020.

Proxy Voting Authority

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote their proxies in accordance with their best judgment. As of the date of this Proxy Statement, the Board and management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

If we are not notified by January 29, 2021 of any proposal intended to be presented for consideration at the 2021 Annual Meeting of Stockholders, then the persons named by us shall have discretionary voting authority with respect to such proposal if presented at that Annual Meeting.

The named proxies may vote at their discretion for any replacement nominee if any nominee named in this Proxy Statement withdraws, resigns or otherwise does not stand for election.

Voting Tabulation Results

Proxies and ballots will be received and tabulated by an independent inspector of elections. We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before April 21, 2020. The Form 8-K will be available on our website at https://investor.pseg.com/sec-filings and on the SEC’s website at www.sec.gov

PSEG 2020 Proxy Statement    71

Appendix A: Reconciliations

APPENDIX A

For a comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, which can be found on our website https://investor.pseg.com/financial-information/sec-filings and on the SEC’s website, www.sec.gov. A copy of our Form 10-K has been provided to each person solicited by means of this Proxy Statement.

Operating Earnings (Non-GAAP) and Adjusted EBITDA (Non-GAAP) Reconciliations

Public Service Enterprise Group Incorporated
	Year Ended December 31
	2019	2018	2017	2016	2015
Reconciling Items	($ millions, Unaudited)

Net Income	$1,693	$1,438	$1,574	$887	$1,679
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax(a) (PSEG Power)	(255)	144	(133)	(5)	(24)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(b) (PSEG Power)	(285)	117	167	168	(157)
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	-	-	-	(172)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	402	(51)	975	669	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	58	8	77	147	-
Goodwill Impairment, pre-tax (PSEG Power)	16	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	37	(74)	(427)	(391)	150
Tax Reform	-	-	(745)	-	-

Operating Earnings (non-GAAP)	$1,666	$1,582	$1,488	$1,475	$1,476

Fully Diluted Average Shares Outstanding (in millions)	507	507	507	508	508

	($ Per Share Impact – Diluted, Unaudited)

Net Income	$3.33	$2.83	$3.10	$1.75	$3.30
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PSEG Power)	(0.50)	0.28	(0.26)	(0.01)	(0.05)
(Gain) Loss on MTM, pre-tax(b) (PSEG Power)	(0.56)	0.23	0.33	0.33	(0.31)
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	-	-	-	(0.34)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	0.79	(0.10)	1.92	1.32	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.11	0.02	0.15	0.29	-
Goodwill Impairment, pre-tax (PSEG Power)	0.03	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	0.08	(0.14)	(0.84)	(0.78)	0.31
Tax Reform	-	-	(1.47)	-	-

Operating Earnings (non-GAAP)	$3.28	$3.12	$2.93	$2.90	$2.91

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% statutory rate for 2019 and 2018 and 40.85% statutory rate for prior years, except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

PSE&G
	Year Ended December 31
	2019	2018	2017	2016	2015
Reconciling Items	($ millions, Unaudited)

Net Income	$1,250	$1,067	$973	$889	$787
Tax Reform	-	-	(10)	-	-

Operating Earnings (non-GAAP)	$1,250	$1,067	$963	$889	$787

72    PSEG 2020 Proxy Statement

Appendix A: Reconciliations

PSEG Power LLC
	Year Ended December 31
	2019	2018	2017	2016	2015
Reconciling Items	($ millions, Unaudited)

Net Income	$468	$365	$479	$18	$856
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax(a) (PSEG Power)	(255)	144	(133)	(5)	(24)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(b) (PSEG Power)	(285)	117	167	168	(157)
Storm O&M, net of insurance recoveries, pre-tax (PSEG Power)	-	-	-	-	(172)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	402	(51)	975	669	-
Goodwill Impairment, pre-tax (PSEG Power)	16	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	63	(73)	(395)	(336)	150
Tax Reform	-	-	(588)	-	-

Operating Earnings (non-GAAP)	$409	$502	$505	$514	$653
Depreciation and Amortization, pre-tax(d)	372	346	333	329	301
Interest Expense, pre-tax(d) (e)	114	72	48	83	120
Income Taxes(d)	140	139	286	275	361

Adjusted EBITDA (non-GAAP)	$1,035	$1,059	$1,172	$1,201	$1,435

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% statutory rate for 2019 and 2018 and 40.85% statutory rate for prior years, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.

(e)	Net of capitalized interest.

PSEG Enterprise/Other
	Year Ended December 31
	2019	2018	2017	2016	2015
Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$(25)	$6	$122	$(20)	$36
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	58	8	77	147	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	(26)	(1)	(32)	(55)	-
Tax Reform	-	-	(147)	-	-

Operating Earnings (non-GAAP)	$7	$13	$20	$72	$36

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.

Management uses Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in the tables above may not be comparable to similarly titled measures used by other companies.

PSEG 2020 Proxy Statement    73

Map, Directions and Transportation

Please note the location for this year’s annual meeting of stockholders. The meeting will take place at: Newark Museum 49 Washington Street Newark, NJ and begins at 1:00 PM on April 21, 2020

The Newark Museum in Newark, NJ is in close proximity to all major highways. You may obtain driving directions and public transportation information by calling 973-596-6550 or on the www.newarkmuseum.org website.

Arrangements have been made to provide free parking at the Newark Museum.	Please note: Large bags and backpacks must be left at the museum coat check.

You must present evidence that you are a stockholder in order to gain admittance to the meeting. If shares are held in the name of a broker, trustee, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices and other electronic devices will not be permitted at the meeting. For wheelchair and hearing-impaired seating, please see host/hostess for assistance.

74    PSEG 2020 Proxy Statement

PSEG

POWERING PROGRESS,
a future where people use less energy, and it's cleaner and more reliable than ever.

CORE COMMITMENTS

SAFETY

We put safety first.

INTEGRITY

We do what's right.

CONTINUOUS IMPROVEMENT

We aspire to achieve excellence.

DIVERSITY AND INCLUSION

We treat all individuals with dignity and respect.

CUSTOMER SERVICE

ACHIEVEMENTS

ENVIRONMENT AND SUSTAINABILITY

- Dow Jones Sustainability Index for 12th consecutive year
- New Jersey's largest source of carbon-free energy
- Ranked No. 3 among largest U.S. power producers with the lowest carbon emissions rates
- Announced goal to reduce PSEG Power's CO_2 emissions 80% by 2046 from 2005 levels, vision of net-zero by 2050
- First PSEG Climate Report to be published in 2020

DIVERSITY AND INCLUSION

- One of Forbes' Best Employers for Diversity
- Member of EEI Diversity and Inclusion Initiative
- New Jersey "We Value Our Veterans" award recipient

COMMUNITIES AND THE ECONOMY

- Major contributor to New Jersey's economy
- Innovation Award for energy efficiency work at New Jersey hospitals
- Employs 13,000 people
- PSEG Foundation and corporate charitable giving

EMPLOYEES

- One of America's Best Employers by Forbes magazine
- Top 100 Military-Friendly Employer

CUSTOMER SERVICE AND RELIABILITY

- ReliabilityOne™ Award for Outstanding Reliability Performance in Mid-Atlantic Region, 18th consecutive year
- Public Utilities Fortnightly Top Innovator, Customer Service Category, for Alexa Skill Team
- PSE&G's Gas System Modernization Program named 2019 Project of the Year by Project Management Institute
- CIO Magazine's 2019 CIO 100 list for use of technology to improve customer service

EQ Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3.

1. ELECTION OF DIRECTORS:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST		ABSTAIN

1.1 Ralph Izzo	☐	☐	☐	1.6 Scott G. Stephenson	☐	☐		☐

1.2 Shirley Ann Jackson	☐	☐	☐	1.7 Laura A. Sugg	☐	☐		☐

Please fold here – Do not separate

1.3 Willie A. Deese	☐	☐	☐	1.8 John P. Surma	☐	☐		☐

1.4 David Lilley	☐	☐	☐	1.9 Susan Tomasky	☐	☐		☐

1.5 Barry H. Ostrowsky	☐	☐	☐	1.10 Alfred W. Zollar	☐	☐		☐

2. Advisory vote on the approval of executive compensation				☐ For	☐	Against	☐	Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as Independent Auditor for the year 2020				☐ For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please indicate if you plan to attend the Annual Meeting by marking this box.  ☐

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Public Service Enterprise Group Incorporated

2020 Annual Meeting of Stockholders

Newark Museum

49 Washington Street, Newark, New Jersey

April 21, 2020 at 1:00 P.M.

(Registration begins at 12:00 P.M. Light refreshments will be available.)

For wheelchair and hearing-impaired seating, please see host/hostess for assistance.

You must present evidence that you are a stockholder in order to gain admittance to the meeting. If shares are held in the name of a broker, trustee, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices and other electronic devices will not be permitted at the meeting.

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/peg.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders

The 2020 Proxy Statement and the 2019 Annual Report to Stockholders are available at: www.ezodproxy.com/pseg/2020/ar

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PSEG)

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 21, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Shirley Ann Jackson and Ralph Izzo, and each or either of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of PSEG to be held on April 21, 2020 and at all adjournments or postponements thereof, upon all matters which may properly come before the meeting or any adjournment or postponement thereof, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side,

sign and date it, and return it promptly in the envelope provided.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL

www.proxypush.com/peg	1-866-883-3382
Use the Internet to vote your proxy until 11:59 p.m. (ET) on April 20, 2020.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on April 20, 2020.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.